                                                                    EXHIBIT 2(a)







                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.

                            GFHP ACQUISITION CORP.,

                                      AND

                            FUQUA ENTERPRISES, INC.

                         Dated as of September 5, 1997

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
PARTIES..................................................................    1

PREAMBLE.................................................................    1

ARTICLE 1-TRANSACTIONS AND TERMS OF MERGER ..............................    2
   1.1    Merger ........................................................    2
   1.2    Time and Place of Closing .....................................    2
   1.3    Effective Time ................................................    2
ARTICLE 2 TERMS OF MERGER ...............................................    2
   2.1    Charter .......................................................    2
   2.2    Bylaws ........................................................    2
   2.3    Directors and Officers ........................................    2
ARTICLE 3 MANNER OF CONVERTING SHARES ...................................    3
   3.1    Conversion of Shares ..........................................    3
   3.2    Anti-Dilution Provisions ......................................    3
   3.3    Shares Held by Target or Buyer ................................    4
   3.4    Fractional Shares .............................................    4
   3.5    Stock Options .................................................    5
ARTICLE 4 EXCHANGE OF SHARES ............................................    6
   4.1    Exchange Procedures ...........................................    6
   4.2    Rights of Former Target Stockholders ..........................    7
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF TARGET ......................    7
   5.1    Organization, Standing, and Power .............................    7
   5.2    Authority of Target; No Breach By Agreement ...................    8
   5.3    Capital Stock .................................................    9
   5.4    Target Subsidiaries ...........................................    9
   5.5    SEC Filings; Financial Statements .............................   10
   5.6    Absence of Undisclosed Liabilities ............................   11
   5.7    Absence of Certain Changes or Events ..........................   11
   5.8    Tax Matters ...................................................   11
   5.9    Assets ........................................................   13
   5.10   Intellectual Property .........................................   13
   5.11   Environmental Matters .........................................   14
   5.12   Compliance with Laws ..........................................   15
   5.13   Labor Relations ...............................................   15
   5.14   Employee Benefit Plans ........................................   15
   5.15   Material Contracts ............................................   17
   5.16   Legal Proceedings .............................................   18
   5.17   Reports .......................................................   18
   5.18   Statements True and Correct ...................................   19
   5.19   Tax and Regulatory Matters ....................................   19
   5.20   State Takeover Laws ...........................................   19



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
   5.21   Charter Provisions ............................................   19
   5.22   Opinion of Financial Advisor ..................................   19
   5.23   Affiliate Transactions ........................................   20
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER .......................   20
   6.1    Organization, Standing, and Power .............................   20
   6.2    Authority; No Breach By Agreement .............................   20
   6.3    Capital Stock .................................................   21
   6.4    Buyer Subsidiaries ............................................   22
   6.5    SEC Filings; Financial Statements .............................   23
   6.6    Absence of Undisclosed Liabilities ............................   23
   6.7    Absence of Certain Changes or Events ..........................   23
   6.8    Tax Matters ...................................................   24
   6.9    Assets ........................................................   24
   6.10   Intellectual Property .........................................   25
   6.11   Environmental Matters .........................................   26
   6.12   Compliance With Laws ..........................................   27
   6.13   Labor Relations ...............................................   27
   6.14   Employee Benefit Plans ........................................   27
   6.15   Material Contracts ............................................   29
   6.16   Legal Proceedings .............................................   29
   6.17   Reports .......................................................   29
   6.18   Statements True and Correct ...................................   30
   6.19   Authority of Sub ..............................................   30
   6.20   Tax and Regulatory Matters ....................................   31
   6.21   Rights Agreement ..............................................   31
   6.22   Affiliate Transactions ........................................   31
   6.23   Vote Required .................................................   31
ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION ......................   32
   7.1    Affirmative Covenants of Target ...............................   32
   7.2    Negative Covenants of Target ..................................   32
   7.3    Covenants of Buyer ............................................   34
   7.4    Adverse Changes in Condition ..................................   35
   7.5    Reports .......................................................   35
ARTICLE 8 ADDITIONAL AGREEMENTS .........................................   36
   8.1    Registration Statement; Proxy Statement; Stockholder Approval..   36
   8.2    Exchange Listing ..............................................   37
   8.3    Applications; Antitrust Notification ..........................   37
   8.4    Filings with State Offices ....................................   37
   8.5    Agreement as to Efforts to Consummate .........................   37
   8.6    Investigation and Confidentiality .............................   38
   8.7    Press Releases ................................................   38
   8.8    No Solicitations, etc .........................................   38
   8.9    Tax Treatment .................................................   39
   8.10   State Takeover Laws ...........................................   39

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
   8.11   Agreement of Affiliates .......................................   39
   8.12   Employee Benefits and Contracts ...............................   39
   8.13   Indemnification ...............................................   40
   8.14   Related Party Contracts and Transactions ......................   41
ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE .............   42
   9.1    Conditions to Obligations of Each Party .......................   42
   9.2    Conditions to Obligations of Buyer ............................   43
   9.3    Conditions to Obligations of Target ...........................   43
ARTICLE 10 TERMINATION ..................................................   44
   10.1   Termination ...................................................   44
   10.2   Effect of Termination .........................................   45
   10.3   Non-Survival of Representations and Covenants .................   46
ARTICLE 11 MISCELLANEOUS ................................................   46
   11.1   Definitions ...................................................   46
   11.2   Expenses ......................................................   54
   11.3   Brokers and Finders ...........................................   54
   11.4   Entire Agreement ..............................................   54
   11.5   Amendments ....................................................   55
   11.6   Waivers .......................................................   55
   11.7   Assignment ....................................................   56
   11.8   Notices .......................................................   56
   11.9   Governing Law .................................................   57
   11.10  Counterparts ..................................................   57
   11.11  Captions; Articles and Sections ...............................   57
   11.12  Interpretations ...............................................   57
   11.13  Severability ..................................................   57
   11.14  Enforcement of Agreement ......................................   57
SIGNATURES ..............................................................   58

                                LIST OF EXHIBITS

Exhibit Number      Description
--------------      -----------

     1. Form of Stockholders Agreement dated as of September 5, 1997 by and among Graham-Field Health Products, Inc. BIL (Far
                    East Holdings) Limited, BIL Securities (Offshore) Ltd. and the Individuals and Entities listed on the Signature Pages
                    Thereto.

     2. Form of Voting Agreement dated as of September 5, 1997 by and between Graham-Field Health Products, Inc. and Gene J.
                    Minotto

     3.             Form of agreement of affiliates of Target

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 5, 1997, by and among GRAHAM-FIELD HEALTH PRODUCTS, INC. ("Buyer"), a Delaware corporation; GFHP ACQUISITION CORP. ("Sub"), a Delaware corporation; and FUQUA ENTERPRISES, INC. ("Target"), a Delaware corporation.

                                    PREAMBLE

     The respective Boards of Directors of Target, Sub and Buyer are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Target by Buyer pursuant to the merger of Sub with and into Target. At the effective time of such merger, the outstanding shares of the capital stock of Target shall be converted into the right to receive shares of the common stock of Buyer (except as provided herein). As a result, stockholders of Target shall become stockholders of Buyer and Target shall continue immediately following such merger to conduct its business and operations as a wholly owned subsidiary of Buyer. The transactions described in this Agreement are subject to the approvals of the stockholders of Target, the stockholders of Buyer, expiration of the required waiting period under the HSR Act, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     In consideration of the transactions contemplated hereby and in order to induce the parties to enter into this Agreement, BIL (Far East Holdings) Limited, BIL Securities (Offshore) Ltd., Fuqua Holdings I, L.P., J. Rex Fuqua, J.B. Fuqua, The J.B. Fuqua Foundation, Inc., The Jennifer Calhoun Fuqua Trust and The Lauren Brooks Fuqua Trust have concurrently with the execution and delivery of this Agreement executed and delivered to Buyer a Stockholders Agreement in the form attached hereto as Exhibit 1. Additionally, in consideration of the transactions contemplated hereby and in order to induce the parties to enter into this Agreement, Gene J. Minotto has concurrently with the execution and delivery of this Agreement executed and delivered to Buyer a Voting Agreement in the form attached hereto as Exhibit 2.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Sub shall be merged with and into Target in accordance with the provisions of Section 251 of the DGCL and with the effect provided in
Section 251 of the DGCL (the "Merger"). Target shall be the Surviving Corporation resulting from the Merger and shall become a wholly owned Subsidiary of Buyer and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Target, Sub and Buyer and by Buyer, as the sole stockholder of Sub.

         1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

         1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Target and Buyer approve this Agreement to the extent such approval is required by applicable Law.

                                   ARTICLE 2
                                TERMS OF MERGER

         2.1 CHARTER. The Certificate of Incorporation of Target in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed; provided that such Certificate of Incorporation shall be amended to reflect that the name of the Surviving Corporation shall be "Lumex/Basic American Holdings, Inc."

         2.2 BYLAWS. The Bylaws of Target in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

         2.3 DIRECTORS AND OFFICERS. The directors of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

         3.1      CONVERSION OF SHARES. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Target, Sub or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

         (a) Each share of capital stock of Buyer issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

         (b) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of Target Common Stock.

         (c) Each share of Target Common Stock (excluding shares held by any Target Entity or any Buyer Entity) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 2.1 shares of Buyer Common Stock (the "Base Exchange Ratio" and, subject to the provisions of the remainder of this sentence, the "Exchange Ratio"); provided, that, in the event that the Average Closing Price shall be greater than $17.6190 (the "Upper Threshold Price"), the Exchange Ratio shall equal that multiple of a share of Buyer Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing the product of the Base Exchange Ratio and the Upper Threshold Price by the Average Closing Price; provided further, that in the event that the Average Closing Price shall be less than $13.5714 (the "Lower Threshold Price"), the Exchange Ratio shall equal that multiple of a share of Buyer Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing the product of the Base Exchange Ratio and the Lower Threshold Price by the Average Closing Price. For purposes of this Agreement, "Average Closing Price" is defined to mean the average of the daily closing prices for the shares of Buyer Common Stock for the ten (10) consecutive trading days on which such shares are actually traded on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Buyer) ending at the close of trading on the second trading day immediately preceding the Closing Date). Pursuant to the Buyer Rights Agreement, each share of Buyer Common Stock issued in connection with the Merger upon conversion of Target Common Stock shall be accompanied by a Buyer Right.

         3.2 ANTI-DILUTION PROVISIONS. In the event Buyer changes the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted. In the event Buyer changes the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be after the Exchange Ratio has been determined in accordance with Section 3.1(c) and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted. In the event Buyer changes the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the date on which the Exchange Ratio is determined in accordance with Section 3.1(c), (i) the Average Closing Price Limitations shall be adjusted to appropriately adjust the ratio under which shares of Target Common Stock will be converted into shares of Buyer Common Stock pursuant to Section 3.1(c), and (ii) if necessary, the anticipated Effective Time shall be postponed for an appropriate period of time agreed upon by the parties in order for the Average Closing Price to reflect the market effect of such stock split, stock dividend, or similar recapitalization.

         3.3 SHARES HELD BY TARGET OR BUYER. Each of the shares of Target Common Stock held by any Target Entity or by any Buyer Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4      FRACTIONAL SHARES.

                  (a) No certificate or scrip representing fractional shares of Buyer Common Stock to which holders of Target Common Stock would otherwise be entitled pursuant to this Agreement will be issued in the Merger upon the surrender for exchange of certificates representing shares of Target Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Buyer.

                  (b) As promptly as practicable following the Effective Time, the Exchange Agent (as defined in Section 4.1) shall determine the aggregate number of whole shares of Buyer Common Stock represented by fractional shares of Buyer Common Stock to which holders of Target Common Stock would be entitled but for the provisions of paragraph (a) of this Section 3.4 (such number of shares being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Target Common Stock, shall sell the Excess Shares at then prevailing prices on the NYSE, all in the manner provided in paragraph (c) of this Section 3.4.

                  (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through a member firm of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Target Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Target Common Stock (the "Common Stock Trust"). Buyer shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent , incurred in connection with such sale of the Excess Shares. In addition, Buyer shall pay the Exchange Agent's compensation and expenses in connection with such sale. The Exchange Agent shall determine the portion of the Common Stock Trust to which each holder of Target Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Target Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Target Common Stock are entitled.

                  (d) As soon as practicable after the determination of the amount of cash to be paid to holders of Target Common Stock in lieu of any fractional share interests in accordance with the immediately preceding paragraph, the Exchange Agent shall make available such amounts to such holders of Target Common Stock in a manner consistent with paragraphs (b) and (c) of this Section 3.4

         3.5      STOCK OPTIONS.

                  (a) At the Effective Time, each option or other right to purchase shares of Target Common Stock pursuant to stock options ("Target Options") granted by Target under the Target Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Buyer Common Stock, and Buyer shall assume each Target Option, in accordance with the terms of the Target Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Buyer and its Compensation Committee shall be substituted for Target and the Committee of Target's Board of Directors (including, if applicable, the entire Board of Directors of Target) administering such Target Stock Plan, (ii) each Target Option assumed by Buyer may be exercised solely for shares of Buyer Common Stock, (iii) the number of shares of Buyer Common Stock subject to such Target Option shall be equal to the number of shares of Target Common Stock subject to such Target Option immediately prior to the Effective Time multiplied by the Exchange Ratio (as the same may have been adjusted in accordance with Section 3.2) and (iv) the per share exercise price under each such Target Option shall be adjusted by dividing the per share exercise price under each such Target Option by the Exchange Ratio (as the same may have been adjusted in accordance with Section 3.2) and rounding up to the nearest cent. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, with respect to each Target Option which is an "incentive stock option" Buyer shall take no action that would constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

                  (b) As soon as practicable after the Effective Time, Buyer shall deliver to the participants in each Target Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Target Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and Buyer shall comply with the terms of each Target Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Target Stock Plan, that Target Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Buyer shall take all corporate action necessary to reserve for issuance sufficient shares of Buyer Common Stock for delivery upon exercise of Target Options assumed by it in accordance with this Section 3.5. As soon as practicable after the Effective Time, Buyer shall file a registration statement on Form S-8 (or any successor or other appropriate form), with respect to the shares of Buyer Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses with respect thereto) for so long as such options remain outstanding.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

                  4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Buyer and Target shall cause the exchange agent selected by Buyer (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of Target Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of Target Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of Target Common Stock represented by Certificates that are not registered in the transfer records of Target, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Buyer and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of Target Common Stock (other than shares to be canceled pursuant to Section 3.3) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. Buyer shall not be obligated to deliver the consideration to which any former holder of Target Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither Buyer, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Target Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Adoption of this Agreement by the stockholders of Target shall constitute ratification of the appointment of the Exchange Agent.

         4.2 RIGHTS OF FORMER TARGET STOCKHOLDERS. At the Effective Time, the stock transfer books of Target shall be closed as to holders of Target Common Stock immediately prior to the Effective Time and no transfer of Target Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Target Common Stock (other than shares to be canceled pursuant to Section 3.3) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Target in respect of such shares of Target Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Target shall be entitled to vote after the Effective Time at any meeting of Buyer stockholders the number of whole shares of Buyer Common Stock into which their respective shares of Target Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing Buyer Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Buyer on the Buyer Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Buyer Common Stock issuable pursuant to this Agreement, but beginning six months after the Effective Time no dividend or other distribution payable to the holders of record of Buyer Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the Buyer Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Target hereby represents and warrants to Buyer as follows:

         5.1 ORGANIZATION, STANDING, AND POWER. Target is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Target is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Target Material

Adverse Effect. The minute books and other organizational documents for Target have been made available to Buyer for its review and, except as disclosed in
Section 5.1 of the Target Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and stockholders thereof.

         5.2      AUTHORITY OF TARGET; NO BREACH BY AGREEMENT.

                  (a) Target has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Target, subject to the adoption of this Agreement by the holders of a majority of the outstanding shares of Target Common Stock, which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by Target. This Agreement has been duly executed and delivered by Target and, subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Target, enforceable against Target in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by Target, nor the consummation by Target of the transactions contemplated hereby, nor compliance by Target with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Target's Certificate of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Target Subsidiary or any resolution adopted by the board of directors or the stockholders of any Target Entity, or (ii) except as disclosed in Section 5.2 of the Target Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Target Entity under, any Contract or Permit of any Target Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Target Entity or any of their respective Assets where such Default, or any failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities as described in Section 5.2 of the Target Disclosure Memorandum, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Target of the Merger and the other transactions contemplated in this Agreement.

         5.3      CAPITAL STOCK.

                  (a)      The authorized capital stock of Target consists of
(i) 20,000,000 shares of Target Common Stock, par value $2.50 per share, of which 4,482,709 shares are issued and outstanding as of the date of this Agreement and not more than 5,055,109 shares will be issued and outstanding at the Effective Time, and (ii) 8,000,000 shares of preferred stock, par value $1.00 per share, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock of Target are duly and validly issued and outstanding and are fully paid and nonassessable under the DGCL. None of the outstanding shares of capital stock of Target has been issued in violation of any preemptive rights of the current or past stockholders of Target.

                  (b) Except as set forth in Section 5.3(a), or as disclosed in Section 5.3 of the Target Disclosure Memorandum, there are no shares of capital stock or other equity securities of Target outstanding and no outstanding Equity Rights relating to the capital stock of Target, and all shares of Target Common Stock issuable upon the exercise or conversion of such outstanding Equity Rights will, when so issued, be duly and validly issued and outstanding and fully paid and nonassessable under the DGCL.

         5.4 TARGET SUBSIDIARIES. Target has disclosed in Section 5.4 of the Target Disclosure Memorandum all of the Target Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Target Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the Target Disclosure Memorandum, Target or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Target Subsidiary. No capital stock (or other equity interest) of any Target Subsidiary is or may become required to be issued (other than to another Target Entity) by reason of any Equity Rights, and there are no Contracts by which any Target Subsidiary is bound to issue (other than to another Target Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Target Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Target Subsidiary (other than to another Target Entity). Except as disclosed in Section 5.4 of the Target Disclosure Memorandum, there are no Contracts relating to the rights of any Target Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Target Subsidiary. All of the shares of capital stock (or other equity interests) of each Target Subsidiary held by a Target Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Target Entity free and clear of any Lien. Except as disclosed in

Section 5.4 of the Target Disclosure Memorandum, each Target Subsidiary is a corporation, and each such Subsidiary is duly incorporated, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Target Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect. The minute books and other organizational documents for each Target Subsidiary have been made available to Buyer for its review, and, except as disclosed in Section 5.4 of the Target Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and stockholders thereof.

         5.5      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Except as disclosed in Section 5.5 of the Target Disclosure Memorandum, Target has timely filed and made available to Buyer all SEC Documents required to be filed by Target since December 31, 1993 (the "Target SEC Reports"). The Target SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Target SEC Reports or necessary in order to make the statements in such Target SEC Reports, in light of the circumstances under which they were made, not misleading; provided, that any pro forma financial statements contained in the Target SEC Reports are not necessarily indicative of the consolidated financial position of the Target Entities as of the respective dates thereof and the consolidated results of operations and cash flows of the Target Entities for the periods indicated. No Target Subsidiary is required to file any SEC Documents.

                  (b) Each of the Target Financial Statements (including, in each case, any related notes) contained in the Target SEC Reports, including any Target SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Target and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect and that any pro forma financial statements contained in the Target SEC Reports are not necessarily indicative of the consolidated financial position of the Target Entities as of the respective dates thereof and the consolidated results of operations and cash flows of the Target Entities for the periods indicated.

         5.6      ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in
Section 5.6 of the Target Disclosure Memorandum, no Target Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, other than Liabilities or allowances which are disclosed or accrued or reserved against in the consolidated balance sheets of Target as of December 31, 1996 and June 30, 1997, included in the Target Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Except as disclosed in Section 5.6 of the Target Disclosure Memorandum, no Target Entity has incurred or paid any Liability since June 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 5.6 of the Target Disclosure Memorandum, no Target Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Affiliate (other than another Target Entity) for any amount, individually or in the aggregate, in excess of $100,000.

         5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1997, except as disclosed in the Target Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Target Disclosure Memorandum, (a) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, (b) the Target Entities have conducted their respective businesses only in the ordinary course consistent with past practice and (c) none of the Target Entities has taken any action which, if taken after the date hereof, would constitute a breach of any provision of Section 7.2.

         5.8      TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of any of the Target Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Target Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects, or except as disclosed in Section 5.8 of the Target Disclosure Memorandum. All Taxes shown on filed Tax Returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Target Material Adverse Effect, except as reserved against in the Target Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 5.8 of the Target Disclosure Memorandum. The applicable statutes of limitations with respect to Target's federal income Tax Returns have expired through December 31, 1992. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the

Assets of the Target Entities, except for any such Liens which are not reasonably likely to have a Target Material Adverse Effect.

                  (b) Except as disclosed in Section 5.8 of the Target Disclosure Memorandum, none of the Target Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) The provision for any Taxes due or to become due for any of the Target Entities for the period or periods through and including the date of the respective Target Financial Statements that has been made and is reflected on such Target Financial Statements is sufficient to cover all such Taxes.

                  (d) Deferred Taxes of the Target Entities have been provided for in accordance with GAAP.

                  (e) Except as disclosed in Section 5.8 of the Target Disclosure Memorandum, since March 27, 1989, and to the Knowledge of Target prior to March 27, 1989, none of the Target Entities is a party to any Tax allocation or sharing agreement and none of the Target Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Target), has any Liability for Taxes of any Person (other than Target and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign
Law) as a transferee or successor or by Contract or otherwise.

                  (f) Except as disclosed in Section 5.8 of the Target Disclosure Memorandum, each of the Target Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

                  (g) Except as disclosed in Section 5.8 of the Target Disclosure Memorandum, none of the Target Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 280G or 162(m) of the Internal Revenue Code.

                  (h) Except as disclosed in Section 5.8 of the Target Disclosure Memorandum, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Target Entities that occurred during or after any Taxable Period in which the Target Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

                  (i) Except as disclosed in Section 5.8 of the Target Disclosure Memorandum, no Target Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

         5.9      ASSETS.

                  (a) Except as disclosed in Section 5.9 of the Target Disclosure Memorandum or as disclosed or reserved against in the Target Financial Statements delivered prior to the date of this Agreement, the Target Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Target Material Adverse Effect.

                  (b) All items of inventory of the Target Entities reflected on the most recent balance sheet included in the Target Financial Statements delivered prior to the date of this Agreement and prior to the Effective Time, except as reserved for in the Target Financial Statements, consisted and will consist, as applicable, of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which the Target Entities are a part.

                  (c) The accounts receivable of the Target Entities as set forth on the most recent balance sheet included in the Target Financial Statements delivered prior to the date of this Agreement or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible at the full recorded amount thereof less, in the case of accounts receivable appearing on the most recent balance sheet included in the Target Financial Statements delivered prior to the date of this Agreement, the recorded allowance for collection losses, returns and allowances on such balance sheet. The allowance for collection losses on such balance sheet has been determined in accordance with GAAP.

                  (d) The Target Entities currently maintain insurance similar in amounts, scope, and coverage as Target believes is adequate to conduct its business. Except as disclosed in Section 5.9 of the Target Disclosure Memorandum, there are presently no claims for amounts exceeding in any individual case $250,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Target Entity under such policies.

                  (e) The Assets of the Target Entities include all Assets required to operate the businesses of the Target Entities as presently conducted.

         5.10 INTELLECTUAL PROPERTY. Except as disclosed in Section 5.10 of the Target Disclosure Memorandum, (i) each Target Entity owns or has a valid and binding license to use all of the Intellectual Property used by such Target Entity in the course of its business, (ii) each Target Entity is the owner of or has a valid and binding license to any Intellectual Property sold or licensed to a third party by such Target Entity in connection with such Target Entity's business operations, and such Target Entity has the right to convey by sale or license any Intellectual Property so conveyed and (iii) no Target Entity is in Default under any of its Intellectual Property licenses and no proceedings have been instituted, or are pending or to the Knowledge of Target threatened, which challenge the rights of any Target Entity with respect to Intellectual Property used, sold or licensed by such Target Entity in the course of its business, nor to the Knowledge of Target has any person claimed or alleged any rights to such Intellectual Property, except for any failure to own or license, Default or proceeding which is not reasonably likely to have a Target Material Adverse Effect. All Intellectual Property owned by a Target Entity is owned free and clear of any Liens, and none of such Intellectual Property is subject to any outstanding Order or Contract restricting the scope of the use thereof, and there are no claims or demands of any other Person pertaining to Intellectual Property owned or used by any Target Entity or any license with respect thereto, and no actions or proceedings, judicial or administrative or otherwise, have been instituted, are pending or, to the Knowledge of Target, are threatened which challenge or affect the rights of any Target Entity in respect thereof, except for any Liens, Orders, Contracts, claims, demands, actions or proceedings which are not reasonably likely to have a Target Material Adverse Effect. Except as disclosed in Section 5.10 of the Target Disclosure Memorandum, to the Knowledge of Target, the conduct of the business of the Target Entities does not infringe any Intellectual Property of any other person. Except as disclosed in
Section 5.10 of the Target Disclosure Memorandum, no Target Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

         5.11     ENVIRONMENTAL MATTERS.

                  (a) Each Target Entity and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect or except as disclosed in Section 5.11 of the Target Disclosure Memorandum.

                  (b) Except as disclosed in Section 5.11 of the Target Disclosure Memorandum, there is no Litigation pending or, to the Knowledge of Target, threatened before any court, governmental agency, or authority or other forum in which any Target Entity or any of its Operating Properties (or Target in respect of such Operating Property) has been or, with respect to threatened Litigation, may be named as a defendant (nor to the Knowledge of Target are there any facts or circumstances reasonably likely to give rise to any such Litigation) (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Target Entity or any of its Operating Properties, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

                  (c) Except as disclosed in Section 5.11 of the Target Disclosure Memorandum, during the period of (i) any Target Entity's ownership or operation of any of their respective current properties, (ii) any Target Entity's participation in the management of a Participation Facility or (iii) any Target Entity's holding of a security interest in an Operating

Property there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) any property owned by a Target Entity, except such as are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

                  (d) Each of the Target Entities has obtained all licenses, permits, authorizations, approvals and consents from Regulatory Authorities which are required under any applicable Environmental Law in respect of its business or operations ("Environmental Permits") and each of such Environmental Permits is in full force and effect, except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a Target Material Adverse Effect and each of the Target Entities is in compliance with the terms and conditions of all such Environmental Permits, except for such failure to be in compliance which, individually or in the aggregate, is not reasonably likely to have a Target Material Adverse Effect.

         5.12 COMPLIANCE WITH LAWS. Each Target Entity has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect. Except as disclosed in Section 5.12 of the Target Disclosure Memorandum, none of the Target Entities:

                  (a) is in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments); or

                  (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

         5.13 LABOR RELATIONS. Except as disclosed in Section 5.13 of the Target Disclosure Memorandum, no Target Entity is the subject of any Litigation asserting that it or any other Target Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Target Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Target Entity party to any collective bargaining agreement, nor is there any strike involving any Target Entity, pending or threatened, or to the Knowledge of Target, is there any activity involving any Target Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.14     EMPLOYEE BENEFIT PLANS.

                  (a) Target has disclosed in Section 5.14 of the Target Disclosure Memorandum, and has delivered or made available to Buyer prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, and any related trust agreements, service provider agreements, insurance contracts or agreements with investment managers, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Target Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Target Benefit Plans"). Any of the Target Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Target ERISA Plan." Each Target ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Target Pension Plan." No Target Pension Plan is or has been a multiemployer plan within the meaning of
Section 3(37) of ERISA. Target has also delivered or made available to Buyer prior to the execution of this Agreement, with respect to each Target Benefit Plan maintained by any Target Entity, copies of (i) the current summary plan description (and/or any similar description), (ii) the most recent Form 5500 series filing and schedules thereto, if such plan is subject to ERISA reporting requirements, (iii) the most recent determination of the Internal Revenue Service with respect to the qualified status of such plan, if Section 401(a) of the Internal Revenue Code applies to such plan, (iv) the most recent accounting with respect to such plan if funded through a trust, and (v) the most recent actuarial report of the qualified actuary of such plan if actuarial valuations are conducted in respect of such plan.

                  (b) Except as disclosed in Section 5.14 of the Target Disclosure Memorandum, all Target Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect. Each Target ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received or has filed for a favorable determination letter from the Internal Revenue Service, and Target is not aware of any circumstances likely to result in revocation or denial of any such favorable determination letter. To the Knowledge of Target, no Target Entity has engaged in a transaction with respect to any Target Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Target Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

                  (c) No Target Entity currently maintains a Target Pension Plan. Neither any Target Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Target Entity, or the single-employer plan of any entity which is considered one employer with Target under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Target

Material Adverse Effect. Except as disclosed in Section 5.14 of the Target Disclosure Memorandum, other than routine claims for benefits, there are no pending or, to the Knowledge of Target, threatened claims by or on behalf of any Target Benefit Plan, by any person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in a Target Material Adverse Effect, nor are there any ongoing Internal Revenue Service, U.S. Department of Labor or other agency audits or investigations of any Target Benefit Plans.

                  (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Target Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Target Material Adverse Effect.

                  (e) Except as disclosed in Section 5.14 of the Target Disclosure Memorandum, no Target Entity has any Liability for retiree health and life benefits under any of the Target Benefit Plans which Liability is reasonably likely to have a Target Material Adverse Effect.

                  (f) Except as disclosed in Section 5.14 of the Target Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Target Entity from any Target Entity under any Target Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Target Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

                  (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Target Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Target Financial Statements to the extent required by and in accordance with GAAP. No Target Entity is in Default in performing any of its contractual obligations under any Target Benefit Plan or any related trust agreement or insurance contract or its obligations under an agreement with any Regulatory Authority, except for such Defaults which are not reasonably likely to have a Target Material Adverse Effect. Except as disclosed in Section 5.14 of the Target Disclosure Memorandum, no employer securities, employer real property or other employer property is included in the assets of any funded Target Benefit Plan.

         5.15 MATERIAL CONTRACTS. Except as disclosed in Section 5.15 of the Target Disclosure Memorandum or as set forth in the Target SEC Reports, none of the Target Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Target Entity or the guarantee by any Target Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business),
(iii) any Contract which prohibits or restricts any Target Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Target Entities, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $250,000 per year), and (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Target with the SEC as of the date of this Agreement (together with all Contracts referred to in Section 5.14(a), the "Target Contracts"). With respect to each Target Contract and except as disclosed in Section 5.15 of the Target Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Target Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect; (iii) no Target Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Target, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.15 of the Target Disclosure Memorandum, all of the indebtedness of any Target Entity for money borrowed in excess of $100,000 in any single instrument, is prepayable at any time by such Target Entity without penalty or premium.

         5.16 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Target, threatened against any Target Entity, or against any director, employee or employee benefit plan of any Target Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Target Entity, that are reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

         5.17 REPORTS. Since January 1, 1994, or the date of organization if later, each Target Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except for failures to file which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied with all applicable Laws, except where the failure to comply is not reasonably likely to have a Target Material Adverse Effect. As of its respective date, each such report and document did not contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except for such untrue statements or omissions which are not reasonably likely to have a Target Material Adverse Effect.

         5.18 STATEMENTS TRUE AND CORRECT. No statement or certificate furnished or to be furnished by any Target Entity to Buyer pursuant to this Agreement or any other document referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Target Entity for inclusion in the Joint Proxy Statement to be mailed to each Party's stockholders in connection with the Stockholders' Meetings, and any other documents to be filed by a Target Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the stockholders of Target and Buyer, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any Target Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.19 TAX AND REGULATORY MATTERS. No Target Entity or, to Target's Knowledge, any Affiliate thereof has taken or agreed or failed to take any action and Target does not have any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.20 STATE TAKEOVER LAWS. Each Target Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Section 203 of the DGCL.

         5.21 CHARTER PROVISIONS. Each Target Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any Target Entity or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Target Entity that may be directly or indirectly acquired or controlled by them.

         5.22 OPINION OF FINANCIAL ADVISOR. Target has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, dated the date of this Agreement, to the effect that the

Exchange Ratio is fair, from a financial point of view, to such holders, a signed copy of which has been delivered to Buyer.

         5.23 AFFILIATE TRANSACTIONS. Except as disclosed in Section 5.23 of the Target Disclosure Memorandum, (i) there is no indebtedness outstanding between any Target Entity, on the one hand, and any Affiliate of any Target Entity, on the other hand, (ii) no Affiliate of any Target Entity provides or causes to be provided any assets, services or facilities to any Target Entity,
(iii) no Target Entity provides or causes to be provided any assets, services or facilities to any Affiliate of any Target Entity and (iv) no Target Entity beneficially owns, directly or indirectly, any Investment Assets (as defined below) issued by any Affiliate of any Target Entity (other than another Target Entity). Except as disclosed in Section 5.23 of the Target Disclosure Memorandum, each of the transactions disclosed thereon was incurred or engaged in, as the case may be, on an arm's-length basis and, since December 31, 1996, all settlements of liabilities between any Target Entity, on the one hand, and any Affiliate of any Target Entity (other than another Target Entity), on the other hand, have been made in the ordinary course of business consistent with past practice. For purposes hereof, the term "Investment Assets" shall mean debentures, notes and other evidences of indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets.

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Target as follows:

         6.1 ORGANIZATION, STANDING, AND POWER. Buyer is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Buyer is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

         6.2      AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer, subject to the approval of the issuance of the shares of Buyer Common Stock pursuant to the Merger by a majority of the votes cast at the Buyer Stockholders' Meeting (assuming for such purpose that the votes cast in respect of such proposal represent a majority of the outstanding

Buyer Common Stock), which is the only stockholder vote required for approval of this Agreement and consummation of the merger by Buyer. This Agreement has been duly executed and delivered by Buyer, and subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer's Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Buyer Entity under, any Contract or Permit of any Buyer Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in
Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Buyer Entity or any of their respective Assets where such Default, or any failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, in a Buyer Material Adverse Effect.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities as described in Section 6.2 of the Buyer Disclosure Memorandum, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Buyer of the Merger and the other transactions contemplated in this Agreement.

          6.3     CAPITAL STOCK.

                  (a) The authorized capital stock of Buyer consists of (i) 60,000,000 shares of Buyer Common Stock, par value $0.025 per share, of which 21,013,117 shares are issued and outstanding as of the date of this Agreement, and (ii) 1,000,000 shares of Buyer Preferred Stock, par value $.001 per share, of which 7,100 shares are issued and outstanding. All of the issued and outstanding shares of Buyer Capital Stock are, and all of the shares of Buyer Common Stock to be issued in exchange for shares of Target Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of Buyer Capital Stock has been, and none of the shares of Buyer Common Stock to be issued in exchange for shares of Target Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Buyer.

                  (b) Except as set forth in Section 6.3(a), or as provided pursuant to the Buyer Rights Agreement, or as disclosed in Section 6.3 of the Buyer Disclosure Memorandum, there are no shares of capital stock or other equity securities of Buyer outstanding and no outstanding Equity Rights relating to the capital stock of Buyer, and all shares of Buyer Common Stock issuable upon the exercise or conversion of such outstanding Equity Rights will, when so issued, be duly and validly issued and outstanding and fully paid and nonassessable under the DGCL.

         6.4 BUYER SUBSIDIARIES. Buyer has disclosed in Section 6.4 of the Buyer Disclosure Memorandum all of the Buyer Subsidiaries as of the date of this Agreement that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Buyer Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the Buyer Disclosure Memorandum, Buyer or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Buyer Subsidiary. No capital stock (or other equity interest) of any Buyer Subsidiary are or may become required to be issued (other than to another Buyer Entity) by reason of any Equity Rights, and there are no Contracts by which any Buyer Subsidiary is bound to issue (other than to another Buyer Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Buyer Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Buyer Subsidiary (other than to another Buyer Entity). There are no Contracts relating to the rights of any Buyer Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Buyer Subsidiary. All of the shares of capital stock (or other equity interests) of each Buyer Subsidiary held by a Buyer Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Buyer Entity free and clear of any Lien. Each Buyer Subsidiary is a corporation, and is duly incorporated, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Buyer Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

         6.5      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Buyer has timely filed and made available to Target all SEC Documents required to be filed by Buyer since December 31, 1993 (the "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading; provided, that any pro forma financial statements contained in the Buyer SEC Reports are not necessarily indicative of the consolidated financial position of the Buyer Entities as of the respective dates thereof and the consolidated results of operations and cash flows of the Buyer Entities for the periods indicated. No Buyer Subsidiary is required to file any SEC Documents.

                  (b) Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Buyer and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that (i) the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect and (ii) any pro forma financial statements contained in the Buyer SEC Reports are not necessarily indicative of the consolidated financial position of the Buyer Entities as of the respective dates thereof and the consolidated results of operations and cash flows of the Buyer Entities for the periods indicated.

         6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Buyer Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Buyer as of December 31, 1996 and June 30, 1997, included in the Buyer Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Except as reflected in the Buyer SEC Reports, no Buyer Entity has incurred or paid any Liability since June 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

         6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as disclosed in the Buyer Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the Buyer Disclosure Memorandum, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, (b) the Buyer Entities have conducted their respective businesses only in the ordinary course consistent with past practice and (c) none of the Buyer Entities has taken any action which, if taken after the date hereof, would constitute a breach of any provision of Section 7.3.

         6.8      TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of any of the Buyer Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Buyer Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Buyer Material Adverse Effect, except as reserved against in the Buyer Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8 of the Buyer Disclosure Memorandum. Buyer's federal income Tax Returns have not been audited for over ten years. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                  (b) None of the Buyer Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) The provision for any Taxes due or to become due for any of the Buyer Entities for the period or periods through and including the date of the respective Buyer Financial Statements that has been made and is reflected on such Buyer Financial Statements is sufficient to cover all such Taxes.

                  (d) Deferred Taxes of the Buyer Entities have been provided for in accordance with GAAP.

                  (e) None of the Buyer Entities is a party to any Tax allocation or sharing agreement and none of the Buyer Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Buyer) or has any Liability for Taxes of any Person (other than Buyer and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign
Law) as a transferee or successor or by Contract or otherwise.

         6.9      ASSETS.

                  (a) Except as disclosed in Section 6.9 of the Buyer Disclosure Memorandum or as disclosed or reserved against in the Buyer Financial Statements delivered prior to the date of this Agreement, the Buyer Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Buyer Material Adverse Effect.

                  (b) All items of inventory of the Buyer Entities reflected on the most recent balance sheet included in the Buyer Financial Statements delivered prior to the date of this Agreement and prior to the Effective Time consisted and will consist, as applicable, of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which the Buyer Entities are a part.

                  (c) The accounts receivable of the Buyer Entities as set forth on the most recent balance sheet included in the Buyer Financial Statements delivered prior to the date of this Agreement or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible at the full recorded amount thereof less, in the case of accounts receivable appearing on the most recent balance sheet included in the Buyer Financial Statements delivered prior to the date of this Agreement, the recorded allowance for collection losses on such balance sheet. The allowance for collection losses on such balance sheet has been determined in accordance with GAAP.

                  (d) The Buyer Entities currently maintain insurance similar in amounts, scope and coverage as Buyer believes adequate to conduct its business. Except as disclosed in Section 6.9 of the Buyer Disclosure Memorandum, there are presently no claims for amounts exceeding in any individual case $250,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Buyer Entity under such policies.

                  (e) The Assets of the Buyer Entities include all assets required to operate the business of the Buyer Entities as presently conducted.

         6.10 INTELLECTUAL PROPERTY. Each Buyer Entity owns or has a valid and binding license to use all of the Intellectual Property used by such Buyer Entity in the course of its business. Each Buyer Entity is the owner of or has a valid and binding license to any Intellectual Property sold or licensed to a third party by such Buyer Entity in connection with such Buyer Entity's business operations, and such Buyer Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Buyer Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Buyer threatened, which challenge the rights of any Buyer Entity with respect to Intellectual Property used, sold or licensed by such Buyer Entity in the course of its business, nor to the Knowledge of Buyer has any person claimed or alleged any rights to such Intellectual Property, except for any failure to own or license, Default or proceeding which is not reasonably likely to have a Buyer Material Adverse Effect. All Intellectual Property owned by a Buyer Entity is owned free and clear of any Liens, and none of such Intellectual Property is subject to any outstanding Order or Contract restricting the scope of the use thereof, and there are no claims or demands of any other Person pertaining to the Intellectual Property owned or used by any Buyer

Entity or any license with respect thereto, and no actions or proceedings, judicial or administrative or otherwise, have been instituted, are pending or to the Knowledge of Buyer are threatened which challenge or affect the rights of any Buyer Entity in respect thereof, except for any Liens, Orders, Contracts, claims, demands, actions or proceedings which are not reasonably likely to have a Buyer Material Adverse Effect. To the Knowledge of Buyer the conduct of the business of the Buyer Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 6.10 of the Buyer Disclosure Memorandum, no Buyer Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

         6.11     ENVIRONMENTAL MATTERS.

                  (a) Each Buyer Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect or except as disclosed in Section 6.11 of the Buyer Disclosure Memorandum.

                  (b) Except as disclosed in Section 6.11 of the Buyer Disclosure Memorandum, there is no Litigation pending or, to the Knowledge of Buyer, threatened before any court, governmental agency, or authority or other forum in which any Buyer Entity or any of its Operating Properties or Participation Facilities (or Buyer in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (nor, to the Knowledge of Buyer, are there any facts or circumstances reasonably likely to give rise to any such litigation), (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Buyer Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

                  (c) Except as disclosed in Section 6.11 of the Buyer Disclosure Memorandum, during the period of (i) any Buyer Entity's ownership or operation of any of their respective current properties, (ii) any Buyer Entity's participation in the management of any Participation Facility, or (iii) any Buyer Entity's holding of a security interest in an Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

                  (d) Each of the Buyer Entities has obtained all licenses, permits, authorizations, approvals and consents from Regulatory Authorities which are required under any applicable Environmental Law in respect of its business or operations ("Environmental Permits") and each of such Environmental Permits is in full force and effect, except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect and each of the Buyer Entities is in compliance with the terms and conditions of all such Environmental Permits, except for such failure to be in compliance which, individually or in the aggregate, is not reasonably likely to have a Buyer Material Adverse Effect.

         6.12 COMPLIANCE WITH LAWS. Each Buyer Entity has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Except as disclosed in Section 6.12 of the Buyer Disclosure Memorandum, none of the Buyer Entities:

                  (a) is in Default under its Certificate of Incorporation or Bylaws (or other governing instruments); or

                  (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

         6.13 LABOR RELATIONS. No Buyer Entity is the subject of any Litigation asserting that it or any other Buyer Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Buyer Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Buyer Entity party to any collective bargaining agreement, nor is there any strike involving any Buyer Entity, pending or threatened, or to the Knowledge of Buyer, is there any activity involving any Buyer Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         6.14     EMPLOYEE BENEFIT PLANS.

                  (a) Buyer has delivered or made available to Target prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, and any related trust agreements, service provider agreements, insurance contracts or agreements with investment managers, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Buyer Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Buyer Benefit Plans"). Any of the Buyer Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "Buyer ERISA Plan." Each Buyer ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Buyer Pension Plan." No Buyer Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA. Buyer has also delivered or made available to Target prior to the execution of this Agreement, with respect to each Buyer Benefit Plan maintained by any Buyer Entity, copies of (i) the current summary plan description (and/or any similar description), (ii) the most recent Form 5500 series filing and schedules thereto, if such plan is subject to ERISA reporting requirement, (iii) the most recent determination of the Internal Revenue Service with respect to the qualified status of such plan, if Section 401(a) of the Internal Revenue Code applies to such plan, (iv) the most recent accounting with respect to such plan if funded through a trust, and (v) the most recent actuarial report of the qualified actuary of such plan if actuarial valuations are conducted in respect of such plan.

                  (b) All Buyer Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Each Buyer ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Buyer is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Buyer, no Buyer Entity has engaged in a transaction with respect to any Buyer Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Buyer Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

                  (c) Except as disclosed in Section 6.14 of the Buyer Disclosure Memorandum, no Buyer Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a Buyer Pension Plan, (ii) no change in the actuarial assumptions with respect to any Buyer Pension Plan, and
(iii) no increase in benefits under any Buyer Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Buyer Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Buyer Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a Buyer Material Adverse Effect. Except as disclosed in Section 6.14 of the Buyer Disclosure Memorandum, other than routine claims for benefits, there are no pending or, to the Knowledge of Buyer, threatened claims by or on behalf of any Buyer Benefit Plan, by any person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in a Buyer Material Adverse Effect, nor are there any ongoing Internal Revenue Service, U.S. Department of Labor or other agency audits or investigations of any Buyer Benefit Plans.

                  (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Buyer Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Buyer Material Adverse Effect. No Buyer Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Buyer Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Buyer Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

         6.15 MATERIAL CONTRACTS. Except as disclosed in Section 6.15 of the Buyer Disclosure Memorandum or as set forth in the Buyer SEC Reports, none of the Buyer Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Buyer Entity or the guarantee by any Buyer Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), or (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Buyer with the SEC as of the date of this Agreement that has not been filed as an exhibit to Buyer's Form 10-K filed for the fiscal year ended December 31, 1996, or in an SEC Document and identified to Target (together with all Contracts referred to in Sections 6.9 and 6.14(a), the "Buyer Contracts"). With respect to each Buyer Contract and except as disclosed in Section 6.15 of the Buyer Disclosure Memorandum: (i) the Contract is in full force and effect;
(ii) no Buyer Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect; (iii) no Buyer Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Buyer, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as reflected in the Buyer SEC Reports, all of the indebtedness of any Buyer Entity for money borrowed in excess of $100,000 is prepayable at any time by such Buyer Entity without penalty or premium.

         6.16 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Buyer, threatened against any Buyer Entity, or against any director, employee or employee benefit plan of any Buyer Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Buyer Entity, that are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

         6.17 REPORTS. Since January 1, 1994, or the date of organization if later, each Buyer Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except for failures to file which are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied with all applicable Laws, except where the failure to comply is not reasonably likely to have a Buyer Material Adverse Effect. As of its respective date, each such report and document did not contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except for such untrue statements or omissions which are not reasonably likely to have a Buyer Material Adverse Effect.

         6.18 STATEMENTS TRUE AND CORRECT. No statement or certificate furnished or to be furnished by any Buyer Entity to Target pursuant to this Agreement or any other document referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Buyer Entity for inclusion in the Registration Statement to be filed by Buyer with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Buyer Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's stockholders in connection with the Stockholders' Meetings, and any other documents to be filed by any Buyer Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the stockholders of Target and Buyer, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any Buyer Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.19 AUTHORITY OF SUB. Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware as a wholly owned Subsidiary of Buyer. The authorized capital stock of Sub shall consist of 100 shares of Sub Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by Buyer free and clear of any Lien. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid, and binding obligation of Sub, enforceable against Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Buyer, as the sole stockholder of Sub, has voted prior to the Effective Time the shares of Sub Common Stock in favor of adoption of this Agreement, as and to the extent required by applicable Law.

         6.20 TAX AND REGULATORY MATTERS. No Buyer Entity or, to Buyer's Knowledge, any Affiliate thereof has taken or agreed or failed to take any action and Target does not have any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.21 RIGHTS AGREEMENT. Execution of this Agreement and consummation of the Merger and the other transactions contemplated by this Agreement will not result in the grant of any rights to any Person under the Buyer Rights Agreement (other than as contemplated by Section 3.1) or enable or require the Buyer Rights to be exercised, distributed or triggered. No "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Buyer Rights Agreement) has occurred. No event or sequence of events has occurred that has resulted in or may result in any Person becoming an Acquiring Person, as such term is defined in the Buyer Rights Agreement.

         6.22 AFFILIATE TRANSACTIONS. Except as disclosed in Section 6.22 of the Buyer Disclosure Memorandum, (i) there is no indebtedness outstanding between any Buyer Entity, on the one hand, and any Affiliate of any Buyer Entity, on the other hand, (ii) no Affiliate of any Buyer Entity provides or causes to be provided any assets, services or facilities to any Buyer Entity,
(iii) no Buyer Entity provides or causes to be provided any assets, services or facilities to any Affiliate of any Buyer Entity and (iv) no Buyer Entity beneficially owns, directly or indirectly, any Investment Assets (as defined below) issued by any Affiliate of any Buyer Entity. Except as disclosed in
Section 6.22 of the Buyer Disclosure Memorandum, each of the transactions disclosed thereon was incurred or engaged in, as the case may be, on an arm's-length basis and, since December 31, 1996, all settlements of liabilities between any Buyer Entity, on the one hand, and any Affiliate of any Buyer Entity, on the other hand, have been made in the ordinary course of business consistent with past practice.

         6.23 VOTE REQUIRED. The affirmative vote of a majority of the votes cast of the outstanding shares of Buyer Capital Stock entitled to vote and voting as a single class with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of Buyer required to approve the issuance of shares of Buyer Common Stock pursuant to the Merger and the Plan Amendment (as defined in Section 8.1), as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NYSE.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 AFFIRMATIVE COVENANTS OF TARGET. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained (which consent shall not be unreasonably withheld), and except as otherwise expressly contemplated herein, Target shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         7.2 NEGATIVE COVENANTS OF TARGET. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained (which consent shall not be unreasonably withheld), and except as otherwise expressly contemplated herein, or as disclosed in Section 7.2 of the Target Disclosure Memorandum, Target covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

                  (a) amend the Certificate of Incorporation, Bylaws or other governing instruments of any Target Entity, or

                  (b) incur any additional debt obligation or other obligation for borrowed money (other than (i) indebtedness of a Target Entity to another Target Entity and (ii) indebtedness under any of the Target Entities' existing credit facilities up to $5.0 million more than the indebtedness currently oustanding under such facilities as of the date hereof) (for the Target Entities on a consolidated basis) or impose, or suffer the imposition, on any Asset of any Target Entity of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Target Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Target Entity, or declare or pay any dividend or make any other distribution in respect of Target's capital stock; or

                  (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2 of the Target Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Target Common Stock or any other capital stock of any Target Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

                  (e) adjust, split, combine or reclassify any capital stock of any Target Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Target Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Target Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Target Entity) or any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Target Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement, or (iii) investments in connection with cash management activities consistent with past practices; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any Target Entity, except as required by Law; or enter into or amend any severance agreements with officers of any Target Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Target Entity; or

                  (h) enter into or amend any employment Contract between any Target Entity and any Person having a salary thereunder in excess of $100,000 per year (unless such amendment is required by Law) that the Target Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan of any Target Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Target Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

                  (j) make any material change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) enter into any Contract or amend or modify any existing Contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis, with any Affiliate of any Target Entity; or

                  (l) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets not in the ordinary course of business consistent with past practice (excluding any capital expenditures required to be made by Irving Tanning Company arising in connection with the upgrade of the water/waste treatment facility operated by the Town of Hartland, Maine); or

                  (m) make any change in the lines of business in which it participates or is engaged; or

                  (n) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

         7.3 COVENANTS OF BUYER. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Target shall have been obtained (which consent shall not be unreasonably withheld), and except as otherwise expressly contemplated herein, Buyer shall and shall cause each of its Subsidiaries to (x) operate its business only in the usual, regular, and ordinary course, (y) preserve intact its business organization and Assets and maintain its rights and franchises, and
(z) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Buyer Entity from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Buyer, desirable in the conduct of the business of Buyer and its Subsidiaries. Buyer further covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of Target, which consent shall not be unreasonably withheld:

                  (a) amend the Certificate of Incorporation or Bylaws of Buyer or the Buyer Rights Agreement, in each case, in any manner adverse to the holders of Target Common Stock, or

                  (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Buyer Entity to another Buyer Entity) except (i) in the ordinary course of the business consistent with past practices, (ii) in order to finance the purchase price, including related expenses, of acquisitions (including the Merger) and joint ventures, (iii) pursuant to the Buyer's credit facilities as in effect on the date hereof, (iv) in order to finance the construction of an additional facility in Canada, or (v) in order to finance additional Buyer Express facilities; or impose, or suffer the imposition, on any Asset of any Buyer Entity of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Buyer Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Buyer (other than in connection with the conversion of currently outstanding shares of Buyer Preferred Stock) , or declare or pay any dividend or make any other distribution in respect of Buyer's capital stock

(other than regularly scheduled dividends payable on the outstanding shares of Buyer Preferred Stock); or

                  (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof or granted after the date hereof in the ordinary course consistent with past practice, or as disclosed in Section
7.3 of the Buyer Disclosure Memorandum or in connection with acquisitions or upon the conversion of currently outstanding shares of Buyer Preferred Stock or warrants to purchase Buyer Common Stock, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Buyer Common Stock or any other capital stock of any Buyer Entity, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                  (e) adjust, split, combine or reclassify any shares of Buyer Capital Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Buyer Capital Stock (other than in connection with the conversion of currently outstanding shares of Buyer Preferred Stock or the exercise of currently outstanding warrants to purchase Buyer Common Stock) or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Buyer Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Buyer Entity) or any Asset having a book value in excess of $1,000,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) make any material change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in applicable Tax Laws or regulatory accounting requirements or GAAP; or

                  (g) make any single acquisition of capital stock or assets of any entity or enter into any joint venture in which the total consideration paid or contributed by Buyer or any Buyer Entity exceeds $25 million or any combination of acquisitions of capital stock or assets of one or more entities or joint ventures in which the aggregate consideration paid or contributed exceeds $50 million.

         7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material); provided, that any pro forma financial statements contained in such reports filed with the SEC are not necessarily indicative of the consolidated financial position of the Target Entities or the Buyer Entities, as the case may be, as of the respective dates thereof and the consolidated results of operations and cash flows of the Target Entities or the Buyer Entities, as the case may be, for the periods indicated. As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in all material respects in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

         8.1 REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER APPROVAL. As soon as reasonably practicable after execution of this Agreement, Buyer shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action reasonably required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Buyer Common Stock upon consummation of the Merger. Target shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as Buyer may reasonably request in connection with such action. Target shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC (and, to the extent practicable, on the same day as Buyer's Stockholders' Meeting), for the purpose of voting upon adoption of this Agreement and such other related matters (with the consent of Buyer which shall not be unreasonably withheld) as it deems appropriate. Buyer shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon the issuance of shares of Buyer Common Stock pursuant to the Merger, the adoption of an amendment to increase the number of shares that may be issued under the Buyer's Incentive Program by 1,500,000 and to authorize shares of Buyer Common Stock to be issued in connection with the performance of the obligations set forth in Section 3.5 (collectively, the "Plan Amendment") and such other related matters as it deems appropriate. In connection with the Stockholders' Meetings, (i) Target and Buyer shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective stockholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement, (iii) the Board of Directors of Target and Buyer shall recommend to their respective stockholders the approval of the matters submitted for approval (subject to the Board of Directors of Target, after having consulted with and based on the written opinion of outside counsel (a copy of which shall be furnished to Buyer), reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would be reasonably likely to constitute a breach of fiduciary duties of the members of such Board of Directors to Target's stockholder under applicable law), and (iv) the Board of Directors and officers of Target and Buyer shall use their reasonable efforts to obtain such stockholders' approval (subject to the Board of Directors of Target, after having consulted with and based on the written opinion of outside counsel (a copy of which shall be furnished to Buyer), reasonably determining in good faith that the taking of such actions would be reasonably likely to constitute a breach of fiduciary duties of the members of such Board of Directors to Target's stockholder under applicable law). Buyer and Target shall make all necessary filings with respect to the Merger under the Securities Laws.

         8.2 EXCHANGE LISTING. Buyer shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Buyer Common Stock to be issued to the holders of Target Common Stock pursuant to the Merger, and Buyer shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

         8.3 APPLICATIONS; ANTITRUST NOTIFICATION. Buyer shall promptly prepare and file, and Target shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

         8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Target shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

         8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Without limiting the generality of the foregoing, each

Party agrees to use all reasonable efforts to cause the Effective Time to occur not later than the first business day following the last to occur of (i) the Effective Date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Target and Buyer approve this Agreement to the extent such approval is required by applicable Law or the rules of the NYSE. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.6      INVESTIGATION AND CONFIDENTIALITY.

                  (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                  (b) The Parties' respective obligations under the Confidentiality Agreements, which are hereby reaffirmed and adopted, and incorporated by reference herein, shall apply to all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions pursuant to this Agreement.

                  (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Target Material Adverse Effect or a Buyer Material Adverse Effect, as applicable.

         8.7 PRESS RELEASES. Prior to the Effective Time, Target and Buyer shall consult and cooperate with each other as to the timing, form and substance of any press release or other public disclosure related to this Agreement or any other transaction contemplated hereby, and will not issue any such press release or make any such public disclosure without the prior consent of the other, which consent shall not be unreasonably withheld; provided, that nothing in this
Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its outside counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.8      NO SOLICITATIONS, ETC.

                  (a) Except with respect to this Agreement and the transactions contemplated hereby, no Target Entity nor any Affiliate thereof nor any Representatives thereof retained by any Target Entity shall directly or indirectly solicit, initiate or encourage the making of any

Acquisition Proposal by any Person. No Target Entity or any Affiliate or Representative thereof shall furnish any non-public information to any Person or engage in any discussions or negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Target Company may communicate information about an unsolicited Acquisition Proposal to its stockholders if and to the extent that it is required to do so, based on the advice of outside counsel, in order to comply with its legal obligations. Target Company shall promptly (i) cease and cause to be terminated any existing activities, discussions or negotiations with any Persons (other than Buyer) with respect to any Acquisition Proposal and (ii) notify Buyer in the event that it receives any Acquisition Proposal.

                  (b) During the period from the date of this Agreement through the Effective Time (or earlier termination hereof), none of the Target Entities shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, the Target Entities shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of any such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

         8.9 TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action or fail to take any action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.10 STATE TAKEOVER LAWS. Each Target Entity shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the applicability of, any applicable Takeover Law, including Section 203 of the DGCL.

         8.11 AGREEMENT OF AFFILIATES. Target has disclosed in Section 8.11 of the Target Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Target for purposes of Rule 145 under the 1933 Act. Target shall use its reasonable efforts to cause each such Person to deliver to Buyer not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 3. Buyer shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Buyer Common Stock by such affiliates.

         8.12 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Buyer shall provide generally to officers and employees of the Target Entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Buyer Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Buyer Entities to their similarly situated officers and employees; provided, that, for a period of 12 months after the Effective Time, Buyer shall provide generally to officers and employees of Target Entities severance benefits in accordance with the policies of either (i) Target as disclosed in Section 8.12 of the Target Disclosure Memorandum, or (ii) Buyer, whichever of (i) or (ii) will provide the greater benefit to the officer or employee. For purposes of participation, vesting and (except in the case of Buyer retirement plans) benefit accrual under Buyer's employee benefit plans, the service of the employees of the Target Entities prior to the Effective Time shall be treated as service with a Buyer Entity participating in such employee benefit plans. Buyer also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the Target Disclosure Memorandum to Buyer between any Target Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Target Benefit Plans.

         8.13     INDEMNIFICATION.

                  (a) Buyer shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors and officers of the Target Entities (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors or officers of Target or, at Target's request, of another corporation, partnership, joint venture, trust or other enterprise affiliated with Target occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Delaware Law and by Target's Certificate of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Buyer Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Buyer and the Indemnified Party.

                  (b) Buyer, shall, or shall cause the Surviving Corporation to, maintain in effect for the Indemnified Parties for not less than seven years after the Effective Time policies of directors' and officers' liability insurance with respect to matters occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) providing substantially the same coverage and containing terms and conditions which are no less advantageous, in any material respect, to these currently maintained by Target for the benefit of the Company's present or former directors, employees or agents covered by such insurance policies prior to the Effective Time; provided, however, that Buyer may, in lieu of maintaining such existing insurance as provided above, cause comparable coverage to be provided with any policy maintained for the benefit of Buyer or any of the Buyer Subsidiaries, so long as the material terms are no less advantageous than such existing insurance.

                  (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.13, upon learning of any such Liability or Litigation, shall promptly notify Buyer thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Buyer or the Surviving Corporation shall have the right to assume the defense thereof and neither Buyer nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Buyer or the Surviving

Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Buyer or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Buyer or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Buyer and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, unless such Indemnified Parties shall have been advised in writing by counsel that there exist conflicts of interest among such Indemnified Parties that preclude one firm of counsel from representing the interests of all such Indemnified Parties, (ii) Buyer, the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) neither Buyer nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided further that neither Buyer nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                  (d) If Buyer or the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation shall assume the obligations set forth in this Section 8.13.

                  (e) The provisions of this Section 8.13 shall survive the Effective Time are intended expressly to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and representatives. Buyer hereby guarantees the performance by the Surviving Corporation of the indemnification obligations of the Surviving Corporation pursuant to this Section 8.13.

         8.14 RELATED PARTY CONTRACTS AND TRANSACTIONS. Except as contemplated by this Agreement and the transactions contemplated hereby and except as set forth in Section 8.14 of the Target Disclosure Memorandum, any and all Contracts and transactions between any of the Target Entities, on the one hand, and an Affiliate of any of the Target Entities (other than another Target Entity), on the other hand, shall be canceled by the Closing Date (at no expense to the Target Entities) such that the Target Entities will have no rights to any Assets of any such Affiliate or obligations whatsoever with respect to such Contracts and transactions, and no such Affiliate will have any rights to any Assets of any of the Target Entities or obligations whatsoever with respect to such Contracts or transactions.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

                  (a) STOCKHOLDER APPROVAL. The stockholders of Target shall have adopted this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NYSE. The stockholders of Buyer shall have approved the issuance of shares of Buyer Common Stock pursuant to the Merger and the Plan Amendment, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NYSE.

                  (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger (other than Consents and filing, registration and notice requirements which if not obtained, made or complied with are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect or a Buyer Material Adverse Effect, as applicable ("Excluded Consents")) shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired (other than waiting periods the failure to comply with is not reasonably likely to have a Target Material Adverse Effect or a Buyer Material Adverse Effect, as applicable).

                  (c) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                  (d) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Buyer Common Stock issuable pursuant to the Merger shall have been received.

                  (e) EXCHANGE LISTING. The shares of Buyer Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (f) TAX MATTERS. Each Party shall have received a written opinion of counsel from Buyer's Counsel, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Target Common Stock for Buyer

Common Stock will not give rise to gain or loss to the stockholders of Target with respect to such exchange (except to the extent of any cash received in lieu of fractional shares), and (iii) none of Target, Sub or Buyer will recognize gain or loss as a result of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Target and Buyer reasonably satisfactory in form and substance to such counsel.

         9.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Buyer pursuant to Section 11.6(a):

                  (a)      REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 9.2(a), the accuracy of the representations and warranties of Target set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 5.3 and 11.3 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties set forth in Sections 5.19, 5.20, 5.21 and 5.23 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Target set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.19, 5.20, 5.21 and 5.23) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Target Material Adverse Effect.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Target to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c)      CERTIFICATES. Target shall have delivered to Buyer
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Target and in Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Target's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby.

        9.3 CONDITIONS TO OBLIGATIONS OF TARGET. The obligations of Target to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Target pursuant to Section 11.6(b):

                  (a)      REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 9.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 6.3 and 11.3 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Buyer set forth in Sections 6.20, 6.21, 6.22 and 6.23 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Buyer set forth in this Agreement (including the representations and warranties set forth in Section 6.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Buyer Material Adverse Effect.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c)      CERTIFICATES. Buyer shall have delivered to Target
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Buyer and in Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Buyer's Board of Directors and stockholders and Sub's Board of Directors and sole stockholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby.

                  (d) EXCHANGE AGENT CERTIFICATION. The Exchange Agent shall have delivered to Target a certificate, dated as of the Effective Time, to the effect that the Exchange Agent has received from Buyer appropriate instructions and authorization for the Exchange Agent to issue a sufficient number of shares of Buyer Common Stock in exchange for outstanding shares of Target Common Stock.

                                   ARTICLE 10
                                  TERMINATION

         10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Target and Buyer or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a)      By mutual consent of Buyer and Target; or

                  (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this

Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Target Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, on the breaching Party; or

                  (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                  (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Target or Buyer fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Stockholders' Meetings where such matters were presented to such stockholders for approval and voted upon; or

                  (e) By either Party in the event that the Merger shall not have been consummated by March 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 10.1(e); or

                  (f) By Target, in the event (i) of the acquisition, by any person or group of persons, of beneficial ownership of 50% or more of the outstanding shares of Buyer Common Stock (the terms "person," "group" and "beneficial ownership" having the meanings ascribed thereto in Section 13(d) of the Exchange Act and the regulations promulgated thereunder), or (ii) the Board of Directors of Buyer accepts or publicly recommends acceptance of an offer from a third party (including, without limitation, BIL (Far East Holdings) Limited or BIL Securities (Offshore) Ltd. or their respective Affiliates) to acquire 50% or more of the outstanding shares of Buyer Common Stock or of Buyer's consolidated assets; or

                  (g) By Target, in the event Buyer terminates, amends, modifies or novates in any way the standstill provisions contained in that certain Amended and Restated Stockholder Agreement by and among BIL (Far East Holdings) Limited, Buyer and Irwin Selinger, as amended on May 1, 1997.

         10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 8.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c),

10.1(d), 10.1(e), 10.1(f) or 10.1(g) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

         10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Sections 8.12 and 8.13.

                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1     DEFINITIONS.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "1933 ACT" shall mean the Securities Act of 1933, as amended.

                  "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                  "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person;
         (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                  "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "BUYER CAPITAL STOCK" shall mean, collectively, the Buyer Common Stock, the Buyer Preferred Stock and any other class or series of capital stock of Buyer.

                  "BUYER COMMON STOCK" shall mean the $0.025 par value common stock of Buyer.

                  "BUYER DISCLOSURE MEMORANDUM" shall mean the written information entitled "Graham-Field Health Products, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Target describing in reasonable detail the matters contained therein.

                  "BUYER ENTITIES" shall mean, collectively, Buyer and all Buyer Subsidiaries.

                  "BUYER FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of June 30, 1997, and as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1997, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Buyer in SEC Documents, and (ii) the consolidated balance sheets of Buyer (including related notes and schedules, if any) and related statements of operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1997.

                  "BUYER MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Buyer and its Subsidiaries, taken as a whole, or (ii) the ability of Buyer to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of
         (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles, (c) actions and omissions of Buyer (or any of its Subsidiaries) taken with the prior informed written Consent of Target in contemplation of the transactions contemplated hereby, and
         (d) the direct effects of compliance with this Agreement on the operating performance of Buyer, including expenses incurred by Buyer in consummating the transactions contemplated by this Agreement.

                  "BUYER PREFERRED STOCK" shall mean the preferred stock, $0.01 par value per share, of Buyer and shall include the Series A Junior Participating Preferred Stock, the Series B Cumulative Convertible Preferred Stock and the Series C Cumulative Convertible Preferred Stock.

                  "BUYER RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated as of September 3, 1996, between Buyer and American Stock Transfer & Trust Company, as Rights Agent.

                  "BUYER RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the Buyer Rights Agreement.

                  "BUYER STOCK PLAN" shall mean the existing stock option plan of Buyer designated as follows: the Incentive Program, as amended through the date hereof.

                  "BUYER SUBSIDIARIES" shall mean the Subsidiaries of Buyer, which shall include the Buyer Subsidiaries described in Section 6.4 and any corporation or other organization acquired as a Subsidiary of Buyer in the future and held as a Subsidiary by Buyer at the Effective Time.

                  "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by Target and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section 1.1.

                  "CLOSING DATE" shall mean the date on which the Closing occurs.

                  "CONFIDENTIALITY AGREEMENTS" shall mean that certain Confidentiality Agreement, dated June 20, 1997, between Target and Buyer and that certain Confidentiality Agreement, dated August 19, 1997, between Target and Buyer.

                  "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit..

                  "DGCL" shall mean the Delaware General Corporation Law.

                  "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and

         Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXHIBITS" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                  "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
         Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                  "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                  "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "JOINT PROXY STATEMENT" shall mean the proxy statement used by Target and Buyer to solicit the approval of their respective stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Buyer relating to the issuance of the Buyer Common Stock to holders of Target Common Stock.

                  "KNOWLEDGE" as used with respect to any Target Entity (including references to any such Target Entity being aware of a particular matter) shall mean the actual knowledge of J.B. Fuqua, J. Rex Fuqua, Lawrence P. Klamon, John J. Huntz, Jr. or Brady W. Mullinax, Jr. and as used with respect to any Buyer Entity (including references to such Buyer Entity being aware of a particular matter) shall mean the actual knowledge of Irwin Selinger, Gary M. Jacobs or Richard S. Kolodny.

                  "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

                  "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                  "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "PARTY" shall mean either Target or Buyer, and "Parties" shall mean both Target and Buyer.

                  "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                  "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Buyer under the 1933 Act with respect to the shares of Buyer Common Stock to be issued to the stockholders of Target in connection with the transactions contemplated by this Agreement.

                  "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NYSE, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                  "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

                  "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents (and all amendments and supplements thereto) filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the

         Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "STOCKHOLDERS' MEETINGS" shall mean the respective meetings of the stockholders of Target and Buyer to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.

                  "SUB COMMON STOCK" shall mean the $0.01 par value common stock of Sub.

                  "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                  "SURVIVING CORPORATION" shall mean Target as the surviving corporation resulting from the Merger.

                  "TARGET COMMON STOCK" shall mean the $2.50 par value common stock of Target.

                  "TARGET DISCLOSURE MEMORANDUM" shall mean the written information entitled "Fuqua Enterprises, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Buyer describing in reasonable detail the matters contained therein.

                  "TARGET ENTITIES" shall mean, collectively, Target and all Target Subsidiaries.

                  "TARGET FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Target as of June 30, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1997, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Target in SEC Documents, and (ii) the consolidated balance sheets of Target (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1997.

                  "TARGET MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Target and its Subsidiaries, taken as a whole, or (ii) the ability of Target to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles, (c) actions and omissions of Target (or any of its Subsidiaries) taken with the prior informed written Consent of Buyer in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of Target, including expenses incurred by Target in consummating the transactions contemplated by this Agreement and any demonstrable losses of revenues of Target that are directly attributable to the acquisition of Medical Supplies of America, Inc. by Buyer.

                  "TARGET STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Target designated as follows:
         1989 Stock Option Plan, 1992 Stock Option Plan, the 1995 Long-Term Incentive Plan and the 1995 Stock Option Plan for Outside Directors.

                  "TARGET SUBSIDIARIES" shall mean the Subsidiaries of Target, which shall include the Target Subsidiaries described in Section 5.4 and any corporation or other organization acquired as a Subsidiary of Target in the future and held as a Subsidiary by Target at the Effective Time.

                  "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                  "TAX" OR "TAXES" shall mean any federal, state, county, local, or foreign taxes, fees or other assessments, including, income, excise, sales, use, transfer, payroll, franchise, real property or personal property, including any interest and penalties thereon or with respect thereto.

                  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

         Average Closing Price                                 Section 3.1(c)
         Base Exchange Ratio                                   Section 3.1(c)
         Business Combination                                  Section 11.2
         Buyer Benefit Plans                                   Section 6.14
         Buyer Contracts                                       Section 6.15
         Buyer ERISA Plan                                      Section 6.14
         Buyer Pension Plan                                    Section 6.14
         Buyer Plan Amendment                                  Section 8.1
         Buyer SEC Reports                                     Section 6.5(a)
         Certificates                                          Section 4.1
         Closing                                               Section 1.2
         Common Stock Trust                                    Section 3.4

         Effective Time                                        Section 1.3
         ERISA Affiliate                                       Section 5.14(c)
         Exchange Agent                                        Section 4.1
         Exchange Ratio                                        Section 3.1(c)
         Excess Shares                                         Section 3.4
         Excluded Consents                                     Section 9.1(b)
         Indemnified Party                                     Section 8.14
         Investment Assets                                     Section 5.23
         Lower Threshold Price                                 Section 3.1(c)
         Merger                                                Section 1.1
         Takeover Laws                                         Section 5.20
         Target Benefit Plans                                  Section 5.14
         Target Contracts                                      Section 5.15
         Target ERISA Plan                                     Section 5.14
         Target Options                                        Section 3.5
         Target Pension Plan                                   Section 5.14
         Target SEC Reports                                    Section 5.5(a)
         Tax Opinion                                           Section 9.1(g)
         Upper Threshold Price                                 Section 3.1(c)

                  (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2 EXPENSES. Except for filing fees associated with filings under the HSR Act, which shall be split equally between the Parties, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

         11.3 BROKERS AND FINDERS. Except for Donaldson, Lufkin & Jenrette Securities Corporation as to Target and except for Smith Barney Inc. as to Buyer, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Target or by Buyer, each of Target and Buyer, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b), for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.13.

         11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Target Common Stock, there shall be made no amendment that pursuant to Section 251(d) of the DGCL requires further approval by such stockholders without the further approval of such stockholders; and further provided, that after any such approval by the holders of Buyer Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of Target Common Stock will be exchanged for shares of Buyer Common Stock shall not be amended after the Stockholders' Meetings in a manner adverse to the holders of Buyer Common Stock without any requisite approval of the holders of the issued and outstanding shares of Buyer Common Stock entitled to vote thereon.

         11.6     WAIVERS.

                  (a) Prior to or at the Effective Time, Buyer, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Target, to waive or extend the time for the compliance or fulfillment by Target of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer.

                  (b) Prior to or at the Effective Time, Target, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer, to waive or extend the time for the compliance or fulfillment by Buyer of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Target under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Target.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Target:           Fuqua Enterprises, Inc.
                  One Atlantic Center
                  Suite 5000
                  1201 West Peachtree Street
                  Atlanta,Georgia  30309
                  Telephone Number:  (404) 815-2000
                  Telecopy Number:  (404) 815-4529
                  Attention:  J. Rex Fuqua

Copy to Counsel:  Alston & Bird LLP
                  One Atlantic Center
                  1201 West Peachtree Street
                  Atlanta, Georgia  30309-3424
                  Telephone Number:  (404) 881-7000
                  Telecopy Number:  (404) 881-7777
                  Attention:  Bryan E. Davis

Buyer:            Graham-Field Health Products, Inc.
                  400 Rabro Drive, East
                  Hauppauge, New York  11788
                  Telephone Number:  (516) 582-5800
                  Telecopy Number:  (516) 582-5608
                  Attention: Richard S. Kolodny

Copy to Counsel:  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, New York  10005
                  Telephone Number:  (212)530-5000
                  Telecopy Number:  (212) 530-5219
                  Attention: Robert S. Reder

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

         11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

         11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         11.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         11.14 ENFORCEMENT OF AGREEMENT. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                      GRAHAM-FIELD HEALTH PRODUCTS, INC.

                                      By: s/s IRWIN SELINGER
                                          ---------------------------------
                                          Chairman of the Board
                                           and Chief Executive Officer


                                      GFHP ACQUISITION CORP.


                                      By: s/s IRWIN SELINGER
                                          ---------------------------------
                                          Chairman of the Board
                                           and Chief Executive Officer



                                     FUQUA ENTERPRISES, INC.



                                     By:  s/s J. REX FUQUA
                                          ----------------------------------
                                          Chairman of the Board of Directors

                                    Exhibit 1
                                       of
                                  Exhibit 2(a)

                         Form of Stockholders Agreement
                         dated as of September __, 1997
                                  by and among
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.,
                        BIL (FAR EAST HOLDINGS) LIMITED,
                         BIL SECURITIES (OFFSHORE) LTD.,
                                 IRWIN SELINGER
                                       and
                       THE INDIVIDUALS AND ENTITIES LISTED
                         ON THE SIGNATURE PAGES THERETO

                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Stockholders Agreement to which it is attached but is inserted for convenience only.

                                                                                                                Page
                                                                                                                 No.
                                                                                                                 ---
                                    ARTICLE I

                                   DEFINITIONS

         1.01  Definitions......................................................................................  2

                                   ARTICLE II

                               BOARD OF DIRECTORS

         2.01  Composition of Board of Directors................................................................  5
         2.02  Resignations and Designations....................................................................  6

                                   ARTICLE III

                               TRANSFER OF SHARES

         3.01  Restriction on Certain Transfers.................................................................  6
         3.02  Legend  .........................................................................................  7

                                   ARTICLE IV

                                   STANDSTILL

         4.01  Limitation on Acquisition of Equity Securities...................................................  8
         4.02  Standstill.......................................................................................  8

                                    ARTICLE V

          COVENANTS OF THE STOCKHOLDERS IN CONNECTION WITH THE MERGER

         5.01  Ownership of Target Shares; Approval of Merger
                       Agreement................................................................................  9
         5.02  No Solicitation.................................................................................. 10
         5.03  Director Actions................................................................................. 10

                                   ARTICLE VI

             COVENANTS OF BIL ENTITIES IN CONNECTION WITH THE MERGER

         6.01  Approval of Merger Agreement..................................................................... 10
         6.02  Director Actions................................................................................. 11

                                                                                                               Page
                                                                                                                No.
                                                                                                                ---

                                   ARTICLE VII

             COVENANTS OF MR. SELINGER IN CONNECTION WITH THE MERGER

         7.01  Approval of Merger Agreement..................................................................... 11
         7.02  Director Actions................................................................................. 12

                                  ARTICLE VIII

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         8.01  Authority........................................................................................ 12
         8.02  No Conflicts..................................................................................... 12
         8.03  Governmental Approvals and Filings............................................................... 13

                                   ARTICLE IX

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         9.01  Incorporation.................................................................................... 13
         9.02  Authority........................................................................................ 13
         9.03  No Conflicts..................................................................................... 13
         9.04  Governmental Approvals and Filings............................................................... 14

                                    ARTICLE X

               REPRESENTATIONS AND WARRANTIES OF THE BIL ENTITIES

         10.01  Incorporation................................................................................... 14
         10.02  Authority....................................................................................... 14
         10.03  No Conflicts.................................................................................... 15
         10.04  Governmental Approvals and Filings.............................................................. 15

                                   ARTICLE XI

                 REPRESENTATIONS AND WARRANTIES OF MR. SELINGER

         11.01  Authority....................................................................................... 15
         11.02  No Conflicts.................................................................................... 16
         11.03  Governmental Approvals and Filings.............................................................. 16

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.01  Survival of Representations, Warranties,
                       Covenants and Agreements................................................................. 16
         12.02  Termination..................................................................................... 17
         12.03  Amendment and Waiver............................................................................ 17
         12.04  Notices......................................................................................... 17
         12.05  Irrevocable Appointment of Agent................................................................ 19
         12.06  Entire Agreement................................................................................ 19

                                                                                                                Page
                                                                                                                 No.
                                                                                                                 ---


         12.07  No Third Party Beneficiary...................................................................... 20
         12.08  No Assignment; Binding Effect................................................................... 20
         12.09  Specific Performance; Legal Fees................................................................ 20
         12.10  Headings........................................................................................ 20
         12.11  Invalid Provisions.............................................................................. 20
         12.12  Governing Law................................................................................... 21
         12.13  Consent to Jurisdiction and Service of Process.................................................. 21
         12.14  Counterparts.................................................................................... 21


                                    SCHEDULES

Schedule I        Target Shares Owned by the Stockholders
Schedule II       Company Shares Owned by the BIL Entities
Schedule III      Company Shares Owned by Mr. Selinger

                  This STOCKHOLDERS AGREEMENT dated as of September __, 1997 is made and entered into by and among Graham-Field Health Products, Inc., a Delaware corporation (the "Company"), BIL (Far East Holdings) Limited, a Hong Kong corporation ("BIL Far East"), BIL Securities (Offshore) Ltd., a New Zealand corporation ("BIL Securities" and, together with BIL Far East, the "BIL Entities"), Irwin Selinger ("Mr. Selinger") and each of the stockholders of Fuqua Enterprises, Inc., a Delaware corporation ("Target"), listed on the signature pages hereto (the "Stockholders").

                  WHEREAS, the Company, GFHP Acquisition Corp., a Delaware corporation wholly-owned by the Company ("Sub"), and Target have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which provides for the merger of Sub with and into Target and for Target to become a wholly-owned subsidiary of the Company (the "Merger");

                  WHEREAS, at the Effective Time (as defined below) and in accordance with the terms of the Merger Agreement, each share of common stock, par value $2.50 per share, of Target (the "Target Common Stock") will be converted into shares of common stock, par value $.025 per share, of the Company (the "Company Common Stock"), all as more fully described in the Merger Agreement;

                  WHEREAS, each Stockholder owns the number of shares of Target Common Stock set forth opposite such Stockholder's name on Schedule I hereto, each of the BIL Entities owns the number of shares of Company Common Stock and other shares of capital stock of the Company set forth on Schedule II hereto and Mr. Selinger owns the number of shares of Company Common Stock set forth on
Schedule III hereto;

                  WHEREAS, simultaneously with the execution and delivery of this Stockholders Agreement, the Stockholders and the Company are entering into a registration rights agreement providing for the registration for sale, under certain circumstances, of their shares of Company Common Stock (the "Registration Rights Agreement"); and

                  WHEREAS, as a condition to the Company's willingness to consummate the Merger and to the Stockholders' willingness to vote their shares of Target Common Stock in favor of the Merger, the Stockholders, the Company, the BIL Entities and Mr. Selinger desire to establish in this Stockholders Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by the Stockholders and the corporate governance of the Company after the Effective Time;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Stockholders Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.01 Definitions. (a) Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Stockholders Agreement:

                  "Affiliate" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act.

                  "beneficially owns" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Change of Control" means and shall be deemed to have occurred if after the Effective Time individuals who qualify as Continuing Directors shall have ceased for any reason to constitute at least a majority of the Board of Directors.

                  "Continuing Director" means (i) any individual serving as a member of the Board of Directors at the Effective Time (including the designee of the Restricted Group pursuant to Section 2.01), for so long as such individual is a member of the Board of Directors, and (ii) any individual who is recommended or elected to serve as a member of the Board of Directors by at least a majority of the Continuing Directors then in office, for so long as such individual is a member of the Board of Directors.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "Effective Time" means the time at which the Merger becomes effective under the DGCL.

                  "Equity Securities" means Voting Securities,
Convertible Securities and Rights to Purchase Voting Securities.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Liens" means any lien, claim, mortgage, encumbrance, pledge, security interest, equity or charge of any kind.

                  "Person" means any individual, corporation, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

                  "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives of such entity.

                  "Restricted Group" means (i) any Stockholder, (ii) any and all Persons directly or indirectly controlled by or under common control with any Stockholder, (iii) if such Stockholder is an individual, (a) any member of such Stockholder's family (including any spouse, parent, sibling, child, grandchild or other lineal descendant, including adoptive children), (b) the heirs, executors, personal representatives and administrators of any of the foregoing persons, (c) any trust established for the benefit of any of the foregoing persons and (d) any charitable foundations established by any of the foregoing persons, and (iv) any and all groups (within the meaning of Section 13(d)(3) of the Exchange Act) of which any Stockholder or any Person directly or indirectly controlling, controlled by or under common control with such Stockholder is a member, other than any such group not acting for the purpose of acquiring, holding or beneficially owning Equity Securities.

                  "Rule 144" means Rule 144 as presently promulgated under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Subsidiary" means any Person in which the Company or Target, as the case may be, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interest in, or the Voting Power of, such Person.

                  "Voting Power" means, with respect to any Outstanding Voting Securities, the highest number of votes that the holders of all such Outstanding Voting Securities would be entitled to cast for the election of directors or on any other matter (except to the extent such voting rights are dependent upon events of default or bankruptcy), assuming, for purposes of this computation, the conversion or exchange into Voting Securities of Convertible Securities (whether presently convertible or exchangeable or not) and the exercise of Rights to Purchase Voting Securities (whether presently exercisable or not), in either case to the extent that any such action would increase the number of such votes.

                  "Voting Securities" means the Company Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of directors; "Convertible Securities" means securities of the Company which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities; "Rights to Purchase Voting Securities" means options and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Voting Securities; and "Outstanding Voting Securities" means at any time the then issued and outstanding Voting Securities, Convertible Securities (which shall be counted at the maximum number of Voting Securities for which they can be converted or exchanged) and Rights to Purchase Voting Securities (which shall be counted at the maximum number of Voting Securities for which they can be exercised).

                  (b) In addition, the following terms are defined in the Sections set forth below:


         "Agent"                                       --       Section 12.05
         "Alternative Proposal"                        --       Section 5.02
         "BIL Entities"                                --       Preamble
         "BIL Far East"                                --       Preamble
         "BIL Securities"                              --       Preamble
         "Business Combination"                        --       Section 4.02
         "Company"                                     --       Preamble
         "Company Common Stock"                        --       Preamble
         "Company Stockholders' Meeting"               --       Section 5.01(c)
         "Dispose" or "Disposition"                    --       Section 3.01(a)
         "Merger"                                      --       Preamble
         "Merger Agreement"                            --       Preamble
         "Mr. Selinger"                                --       Preamble
         "Registration Rights Agreement"               --       Preamble
         "Requisite Stockholders"                      --       Section 12.05
         "Selinger Shares"                             --       Section 7.01(a)
         "Sub"                                         --       Preamble
         "Target"                                      --       Preamble
         "Target Common Stock"                         --       Preamble
         "Target Shares"                               --       Section 5.01(a)
         "Target Stockholders' Meeting"                --       Section 5.01(c)


         (c) Unless the context of this Stockholders Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Stockholders Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Stockholders Agreement. Whenever this Stockholders Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                  2.01 Composition of Board of Directors. (a) Effective at the Effective Time, there shall be at least one vacancy on the Board of Directors either by (i) an increase in the Board of Directors in accordance with the terms of the Company's Certificate of Incorporation and Bylaws or (ii) director resignations. Effective at the Effective Time, the Board of Directors shall elect one designee of the Restricted Group to fill one vacancy on the Board of Directors created in accordance with the preceding sentence, to serve from the Effective Time until the end of his or her term.

                  (b) Thereafter, and subject to the next succeeding sentence, the Board of Directors shall, at each meeting of stockholders of the Company at which the term of any director designated by the Restricted Group expires, nominate for election as a director of the Company, in accordance with the Company's procedures for nomination of directors as provided for in its Bylaws, a designee of the Restricted Group to stand for election for a succeeding term, and shall vote all management proxies in favor of such nominee, except for such proxies that specifically indicate to the contrary. Notwithstanding the foregoing, the Stockholders shall cease to have the right to designate, or cause the nomination or election of, any member of the Board of Directors from and after such date as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities. The obligation of the Board of Directors hereunder to nominate for election as a director an individual designated by the Restricted Group shall be subject to the foregoing limitation.

                  (c) Until such time as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, if any director designated by the Restricted Group in accordance with this Section 2.01 shall decline or be unable to serve for any other reason, the Board of Directors shall promptly upon the request of the Restricted Group nominate or elect, as the case may be, a qualified person recommended by the Restricted Group to replace such designee; provided that the Restricted Group shall have such right only if and to the extent consistent with the foregoing provisions of this Section 2.01.

                  (d) Until such time as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, at each meeting of stockholders of the Company, the Restricted Group shall vote the Voting Securities held by the Restricted Group (x) for the nominees recommended by the Board of Directors (provided such nominees include the nominee referred to in paragraphs (a) and (b) above), (y) on all other proposals of the

Board of Directors, as the Restricted Group determines in its sole discretion, and (z) on all proposals of any other stockholder of the Company, in accordance with the recommendation of the Board of Directors. Notwithstanding the foregoing, (i) to the extent that any member of the Restricted Group holds or is empowered to vote or to effect the voting of Voting Securities in a fiduciary or comparable capacity and, in the exercise of such duties, such member of the Restricted Group determines that it is not appropriate to vote such Voting Securities in accordance with the recommendation of the Board of Directors as contemplated by clause (z) above, then such member of the Restricted Group may vote such Voting Securities in such manner as he or she determines is appropriate, and (ii) the provisions of this paragraph (d) shall terminate and be of no further force or effect at such time as the members of the Restricted Group notify the Company in writing that they irrevocably waive their right under Article II to nominate a director and they cause their designee on the Board of Directors to resign.

                  (e) The Restricted Group shall promptly provide to the Company, as the Company may from time to time reasonably request, information regarding any designee of the Restricted Group for the Board of Directors, for inclusion in any form, report, schedule, registration statement, definitive proxy statement or other documents required to be filed by the Company with the Securities and Exchange Commission.

                  2.02 Resignations and Designations. At such time as the Restricted Group no longer has the right to designate a director in accordance with this Article II, the Restricted Group will cause the director designated by the Restricted Group to resign from the Board of Directors.


                                   ARTICLE III

                               TRANSFER OF SHARES


                  3.01 Restriction on Certain Transfers. Until such time as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, no member of the Restricted Group shall, directly or indirectly, assign, sell, pledge, hypothecate or otherwise transfer or dispose of ("Dispose" or a "Disposition") any Equity Securities beneficially owned by such member of the Restricted Group, except (A) a Disposition to a member of the Restricted Group who simultaneously with such Disposition agrees in a written instrument in form and substance satisfactory to the Company to be bound by the provisions of this Stockholders Agreement as though an original signatory hereto, (B) a Disposition through a bona fide underwritten public offering registered under the Securities Act effected in accordance with the provisions of the Registration Rights

Agreement, (C) a Disposition in a "brokers' transaction" pursuant to Rule 144(f), provided that, until such time as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, any sales pursuant to this clause (C) shall be subject to the volume limitations set forth in Rule 144(e) (regardless of whether such volume limitations are applicable to such sale), (D) pursuant to a merger or consolidation of the Company or a recapitalization of any Equity Securities, (E) pursuant to a self-tender or exchange offer by the Company or a third party tender offer recommended by the Board of Directors, (F) a Disposition by way of gift to any tax-exempt charitable organization or educational institution, (G) a Disposition to a Person who is eligible to file a statement on Schedule 13G promulgated by the Securities and Exchange Commission with respect to its holdings of Equity Securities pursuant to Rule 13d-1(b)(1) promulgated under the Exchange Act, or (H) to a Person who, after giving effect to such Disposition, would beneficially own less than 5% of the Voting Power of all Outstanding Voting Securities (determined pursuant to the provisions of Regulation 13D under the Exchange Act, except that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security without regard to the 60-day provision in Rule 13d-3(d)(1)(i)).

                  3.02 Legend. Any Disposition of Equity Securities by any member of the Restricted Group also shall be subject to the terms and conditions of this Section 3.02. Each certificate representing Equity Securities beneficially owned by any member of the Restricted Group shall be imprinted with a legend in the following form until such time (subject to the provisions of the final sentence of this Section 3.02) as all restrictions on the Disposition of such Equity Securities hereunder are terminated:

         "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS THEY ARE REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. SUCH SHARES MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF ARTICLE III OF A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER __, 1997, BY AND AMONG GRAHAM-FIELD HEALTH PRODUCTS, INC., BIL (FAR EAST HOLDINGS) LIMITED, BIL SECURITIES (OFFSHORE) LTD., IRWIN SELINGER AND THE OTHER INDIVIDUALS AND ENTITIES LISTED ON THE SIGNATURE PAGES THERETO, COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

The Company shall not (i) give effect on its books to an attempted Disposition of any Equity Securities which shall have been Disposed of in violation of any provision of this Stockholders Agreement, or (ii) treat any transferee who obtains any Equity Securities in violation of any provision of this Stockholders Agreement as the owner of such Equity Securities or accord any transferee thereof the right to vote or to receive dividends in respect of such Equity Securities. The Company will issue new certificates not imprinted with the foregoing legend to any holder of Equity Securities not subject to the restrictions on Disposition contained in this Stockholders Agreement; provided that the Company may require an opinion of counsel reasonably satisfactory to it to the effect that no legend is required under the Securities Act or applicable state securities or blue sky laws.


                                   ARTICLE IV

                                   STANDSTILL


                  4.01 Limitation on Acquisition of Equity Securities. Following the Effective Time and until the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, no member of the Restricted Group shall, directly or indirectly, purchase or acquire, or make any offer to or agree to purchase or acquire, beneficial ownership of any Equity Securities, except (i) the acquisition of Company Common Stock pursuant to the Merger Agreement, (ii) by way of stock dividends, stock splits or other distributions or offerings made available to holders of Equity Securities generally, (iii) in connection with a Disposition permitted by Section 3.01(A) or (iv) pursuant to plans established by the Company for members of the Board of Directors, officers and other employees.

                  4.02 Standstill. Following the Effective Time and thereafter until such time as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, no member of the Restricted Group will, and they will not assist or encourage others (including by providing financing) to, directly or indirectly (i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership) of any substantial portion of the assets or Equity Securities of the Company, whether by means of a negotiated purchase of assets, tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction (a "Business Combination"), (ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Exchange Act, but disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), or form, join or in any way participate in a "group" (as defined under the Exchange Act), other than a group consisting solely of members of the Restricted Group, with respect to any Equity Securities, (iii) subject to the obligation of the designee of the Restricted Group on the Board of Directors to exercise his or her fiduciary duties as a director, otherwise seek or propose to acquire control of the Board of Directors, (iv) take any action that could reasonably be expected to force the Company to make a public announcement regarding any of the types of matters referred to in clause (i), (ii) or (iii) above, or (v) enter into any discussions, negotiations, agreements, arrangements or understandings with any third party with respect to any of the foregoing. No member of the Restricted Group will request the Company or any of its Representatives to amend or waive any provision of this paragraph (including this sentence) or Section 4.01 during such period. If at any time during such period a member of the Restricted Group is approached by any third party concerning its participation in any of the types of matters referred to in clause (i), (ii) or (iii) above, such member will promptly inform the Company of the nature of such contact and the parties thereto.


                                    ARTICLE V

           COVENANTS OF THE STOCKHOLDERS IN CONNECTION WITH THE MERGER

                  5.01 Ownership of Target Shares; Approval of Merger Agreement.
(a) Each Stockholder represents and warrants to the Company that such Stockholder owns, beneficially and of record, as of the date hereof, the number of shares of Target Common Stock listed on Schedule I hereto (collectively, the "Target Shares"), subject to no rights of others and free and clear of all Liens. Such Stockholder's right to vote or Dispose of the Target Shares beneficially owned by such Stockholder is not subject to any voting trust, voting agreement, voting arrangement or proxy and such Stockholder has not entered into any contract, option or other arrangement or undertaking with respect thereto.

                  (b) Until the Effective Time, no Stockholder will Dispose of any of the Target Shares owned by such Stockholder or any interest therein, exercise any right of conversion with respect to any such Target Shares, deposit any of such Target Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect thereto or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Disposition of any of the Target Shares.

                  (c) Each Stockholder will, with respect to those Target Shares that such Stockholder either owns of record on the record date for voting at any annual or special meeting of Target stockholders to be held for the purpose of voting on the adoption of the Merger Agreement or for granting any written consent in connection with the solicitation of written consents in lieu of such a meeting (collectively, the "Target Stockholders' Meeting") or with respect to which such Stockholder otherwise controls the vote, vote or cause to be voted such shares (or execute written consents with respect to such shares) (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any Alternative Proposal (as defined in Section 5.02) and (iii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement, including without limitation at the Target Stockholders' Meeting.

                  5.02 No Solicitation. Prior to the Effective Time, and subject to Section 5.03, each Stockholder shall not, and each Stockholder shall use best efforts to cause such Stockholder's Affiliates and Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the stockholders of Target) with respect to a merger, consolidation or other business combination including Target or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of all or any significant portion of the assets of Target and its Subsidiaries taken as a whole or any outstanding shares of the capital stock of Target or any Subsidiary of Target (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions or enter into any agreements, arrangements or understandings, whether written or oral, with, any Person relating to an Alternative Proposal (excluding the transactions contemplated by the Merger Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. The Stockholders will promptly notify the Company if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, such Stockholder or any of such Persons.

                  5.03 Director Actions. Notwithstanding any other provision of this Stockholders Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any member of the Restricted Group, or any designees of the members of the Restricted Group, who serve on Target's Board of Directors from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such member's or designee's capacity as a director of Target in accordance with his or her fiduciary duties.


                                   ARTICLE VI

             COVENANTS OF BIL ENTITIES IN CONNECTION WITH THE MERGER

                  6.01 Approval of Merger Agreement. (a) Each of the BIL Entities represents and warrants to the Stockholders that it owns, beneficially and of record, as of the date hereof, the number of shares of each class of capital stock of the Company listed on
Schedule II hereto (collectively, the "Company Shares").

                  (b) Until the Effective Time, none of the BIL Entities will Dispose of any of the Company Shares or any interest therein, deposit any of the Company Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect thereto or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Disposition of any of the Company Shares.

                  (c) Each of the BIL Entities will, with respect to those Company Shares that such BIL Entity either owns of record on the record date for voting at any annual or special meeting of Company stockholders to be held for the purpose of voting on the adoption of the Merger Agreement or for granting any written consent in connection with the solicitation of written consents in lieu of such a meeting (collectively, the "Company Stockholders' Meeting") or with respect to which such BIL Entity otherwise controls the vote, vote or cause to be voted such shares (or execute written consents with respect to such shares) (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, and
(ii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement, including without limitation at the Company Stockholders' Meeting.

                  6.02 Director Actions. Notwithstanding any other provision of this Stockholders Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any designees of either of the BIL Entities who serve on the Company's Board of Directors from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such designees' capacity as a director of the Company in accordance with their fiduciary duties.


                                   ARTICLE VII

             COVENANTS OF MR. SELINGER IN CONNECTION WITH THE MERGER

                  7.01 Approval of Merger Agreement. (a) Mr. Selinger represents and warrants to the Stockholders that he owns, beneficially and of record, as of the date hereof, the number of shares of each class of capital stock of the Company listed on Schedule III hereto (collectively, the "Selinger Shares").

                  (b) Until the Effective Time, Mr. Selinger will not deposit any of the Selinger Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect thereto.

                  (c) Mr. Selinger will, with respect to those Selinger Shares that Mr. Selinger either owns of record on the record date for voting at the Company Stockholders' Meeting or with respect to which Mr. Selinger otherwise controls the vote, vote or cause to be voted such shares (or execute written consents with respect to such shares) (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement, including without limitation at the Company Stockholders' Meeting.

                  7.02 Director Actions. Notwithstanding any other provision of this Stockholders Agreement to the contrary, the covenants and agreements set forth herein shall not prevent Mr. Selinger from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in his capacity as a director of the Company in accordance with his fiduciary duties.

                                  ARTICLE VIII

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  Each Stockholder hereby represents and warrants to the Company as follows:

                  8.01 Authority. This Stockholders Agreement has been duly and validly executed and delivered by each Stockholder and constitutes a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8.02 No Conflicts. The execution and delivery by each Stockholder of this Stockholders Agreement do not, and the performance by each Stockholder of such Stockholder's obligations under this Stockholders Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to such Stockholder or any of such Stockholder's properties or assets; or

                  (b) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon any of such Stockholder's properties or assets under, any contract, agreement, plan, permit or license to which such Stockholder is a party.

                  8.03 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Stockholder is required in connection with the execution, delivery and performance of this Stockholders Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with such Stockholder's acquisition of Equity Securities and the other transactions contemplated by this Stockholders Agreement and the Merger Agreement.


                                   ARTICLE IX

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Stockholders as follows:

                  9.01 Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute and deliver this Stockholders Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  9.02 Authority. The execution and delivery by the Company of this Stockholders Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors of the Company, no other corporate action on the part of the Company or its stockholders being necessary. This Stockholders Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  9.03 No Conflicts. The execution and delivery by the Company of this Stockholders Agreement do not, and the performance by the Company of its obligations under this Stockholders Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Company;

                  (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Company or any of its properties or asset; or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any Lien upon the Company or any of its properties or assets under, any contract, agreement, plan, permit or license to which the Company is a party.

                  9.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Stockholders Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with the Stockholders' voting agreement contained in this Stockholders Agreement and the other transactions contemplated by this Stockholders Agreement and the Merger Agreement.

                                    ARTICLE X

               REPRESENTATIONS AND WARRANTIES OF THE BIL ENTITIES

                  Each of the BIL Entities hereby represents and warrants to the Stockholders as follows:

                  10.01 Incorporation. Each of the BIL Entities is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the BIL Entities has the requisite corporate power and authority to execute and deliver this Stockholders Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  10.02 Authority. The execution and delivery by each of the BIL Entities of this Stockholders Agreement, and the performance by each of the BIL Entities of its obligations hereunder, have been duly and validly authorized by all necessary corporate actions on the part of such BIL Entity, no other corporate action on the part of such BIL Entity or its stockholders being necessary. This Stockholders Agreement has been duly and validly executed and delivered by each of the BIL

Entities and constitutes a legal, valid and binding obligation of each of the BIL Entities in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  10.03 No Conflicts. The execution and delivery by each of the BIL Entities of this Stockholders Agreement do not, and the performance by each of the BIL Entities of its obligations under this Stockholders Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the corporate charter documents of such BIL Entity;

                  (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to such BIL Entity or any of its properties or asset; or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such BIL Entity to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any Lien upon such BIL Entity or any of its properties or assets under, any contract, agreement, plan, permit or license to which such BIL Entity is a party.

                  10.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of either BIL Entity is required in connection with the execution, delivery and performance of this Stockholders Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with the BIL Entities' voting agreement contained in this Stockholders Agreement and the other transactions contemplated by this Stockholders Agreement and the Merger Agreement.

                                   ARTICLE XI

                 REPRESENTATIONS AND WARRANTIES OF MR. SELINGER

                  Mr. Selinger hereby represents and warrants to the Stockholders as follows:

                  11.01 Authority. This Stockholders Agreement has been duly and validly executed and delivered by Mr. Selinger and constitutes a legal, valid and binding obligation of Mr. Selinger enforceable against Mr. Selinger in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  11.02 No Conflicts. The execution and delivery by Mr. Selinger of this Stockholders Agreement do not, and the performance by Mr. Selinger of his obligations under this Stockholders Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to Mr. Selinger or any of his properties or assets; or

                  (b) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Mr. Selinger to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon any of Mr. Selinger's properties or assets under, any contract, agreement, plan, permit or license to which Mr. Selinger is a party.

                  11.03 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Mr. Selinger is required in connection with the execution, delivery and performance of this Stockholders Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with Mr. Selinger's voting agreement contained in this Stockholders Agreement and the other transactions contemplated by this Stockholders Agreement and the Merger Agreement.

                                   ARTICLE XII

                               GENERAL PROVISIONS

                  12.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Stockholders Agreement, each party hereto has the right to rely fully upon the representations and warranties of the others contained in this Stockholders Agreement. Except as provided in Section 12.02, the representations, warranties, covenants and agreements of each party hereto contained in this Stockholders Agreement will survive until the termination of this Stockholders Agreement.

                  12.02 Termination. This Stockholders Agreement and all rights and obligations of the parties hereunder, including, without limitation, the provisions of Section 5.01 and Section 5.02, shall automatically terminate, and shall cease to be of any further force and effect, upon the earlier to occur of
(i) the termination of the Merger Agreement in accordance with its terms, (ii) the mutual written agreement of the Stockholders and the Company, (iii) such time following the Effective Time as the Restricted Group beneficially owns Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities and (iv) a Change of Control. Notwithstanding the termination of this Stockholders Agreement, nothing contained herein shall relieve any party hereto from liability for breach of any of such party's representations, warranties, covenants or agreements contained in this Stockholders Agreement.

                  12.03 Amendment and Waiver. (a) This Stockholders Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  (b) Any term or condition of this Stockholders Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Stockholders Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Stockholders Agreement on any future occasion. All remedies, either under this Stockholders Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                  12.04 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to any Stockholder, to:

                  c/o Fuqua Capital Corporation
                  One Atlantic Center
                  1201 West Peachtree Street
                  Suite 500
                  Atlanta, GA  30309
                  Facsimile No.:  (404) 815-4528
                  Attn:  J. Rex Fuqua
                  with a copy to:

                  Dow, Lohnes & Albertson
                  1200 New Hampshire Avenue, N.W.
                  Suite 800
                  Washington, DC  20036-6802
                  Facsimile No.:  (202) 776-2222
                  Attn:  Edward J. O'Connell, Esq.

                  If to either of the BIL Entities, to:

                  BIL (Far East Holdings) Limited
                  c/o Brierley Investments Limited
                  10 Eastcheap, 3rd Floor
                  London EC 3M 1AJ
                  United Kingdom
                  Facsimile No.:  011-44-171-369-9112
                  Attn:  Rodney F. Price, Chairman

                  with a copy to:

                  Brierley Investments Limited
                  22-24 Victoria Street
                  Level 6, Colonial Building
                  Wellington, New Zealand
                  Facsimile:  011-644-473-1631
                  Attn:  Mark Horton, Corporate Secretary

                  If to the Company, to:

                  Graham-Field Health Products, Inc.
                  400 Rabro Drive East
                  Hauppauge, New York  11788
                  Facsimile No.:    (516) 582-5608
                  Attn: Richard S. Kolodny, Esq.

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, NY  10005
                  Facsimile No.:    (212) 530-5219
                  Attn:  Robert S. Reder, Esq.

                  If to Mr. Selinger, to:

                  Mr. Irwin Selinger
                  Graham-Field Health Products, Inc.
                  400 Rabro Drive East
                  Hauppauge, New York  11788
                  Facsimile No.:    (516) 582-5608
                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, NY  10005
                  Facsimile No.:    (212) 530-5219
                  Attn:  Robert S. Reder, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  12.05 Irrevocable Appointment of Agent. By the execution and delivery of this Stockholders Agreement, including counterparts hereof, each Stockholder hereby irrevocably constitutes and appoints J. Rex Fuqua as the true and lawful agent and attorney-in-fact of each such Stockholder (such individual, or such other individual as Stockholders who own a majority of the aggregate Equity Securities then owned by all the Stockholders (the "Requisite Stockholders") shall designate in writing to the Company from time to time, is herein referred to as the "Agent"), to do or refrain from doing all such further acts and things, and to execute all such documents, as the Agent shall deem necessary or appropriate in connection with this Stockholders Agreement. Unless there is no existing person that has been designated to act as Agent by the Requisite Stockholders, all rights of the Stockholders under this Stockholders Agreement (including without limitation the right to designate a director pursuant to Section 2.01) shall be exercised by the Stockholders only through or by the Agent in his or her capacity as agent of the Stockholders hereunder, and the Company shall not be required to take directions from any other Stockholder for so long as such Agent continues to serve and has not otherwise been removed as Agent pursuant to notice to the Company from the Requisite Stockholders. If at any time no Person is serving as Agent, the Company shall not be required to take action except upon the direction of the Requisite Stockholders.

                  12.06 Entire Agreement. This Stockholders Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains, together with the Registration Rights Agreement, the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

                  12.07 No Third Party Beneficiary. The terms and provisions of this Stockholders Agreement are intended solely for the benefit of each party hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

                  12.08 No Assignment; Binding Effect. Neither this Stockholders Agreement nor any right, interest or obligation hereunder may be assigned by any parties hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Stockholders Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and legal representatives.

                  12.09 Specific Performance; Legal Fees. The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Stockholders Agreement and that any party may, in such party's sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. The parties hereto agree that, in the event that any party to this Stockholders Agreement shall bring any legal action or proceeding to enforce or to seek damages or other relief arising from an alleged breach of any term or provision of this Stockholders Agreement by any other party, the prevailing party in any such action or proceeding shall be entitled to an award of, and the other party to such action or proceeding shall pay, the reasonable fees and expenses of legal counsel to the prevailing party.

                  12.10 Headings. The headings used in this Stockholders Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  12.11 Invalid Provisions. If any provision of this Stockholders Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Stockholders Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Stockholders Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Stockholders Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  12.12 Governing Law. Except to the extent that the DGCL is mandatorily applicable to the rights and obligations of the parties, this Stockholders Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  12.13 Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York in any action, suit or proceeding arising in connection with this Stockholders Agreement, agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein to the extent permitted by law), and agrees to delivery of service of process by any of the methods by which notices may be given pursuant to Section 12.04, with such service being deemed given as provided in such Section; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 12.13 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

                  12.14 Counterparts. This Stockholders Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has signed this Stockholders Agreement, or caused this Stockholders Agreement to be signed by its officer thereunto duly authorized, as of the date first above written.


                                 GRAHAM-FIELD HEALTH PRODUCTS, INC.



                                 By:      ___________________________
                                          Name:
                                          Title:


                                 BIL (FAR EAST HOLDINGS) LIMITED



                                 By:     ___________________________
                                         Name:
                                         Title:


                                 BIL SECURITIES (OFFSHORE) LTD.



                                 By:      ___________________________
                                          Name:
                                          Title:



                                 -----------------------------------
                                 IRWIN SELINGER


                                 -----------------------------------
                                   J. B. FUQUA


                                 -----------------------------------
                                  J. REX FUQUA


                                 FUQUA HOLDINGS - I, L.P.

                                 By:      FUQUA HOLDINGS, INC., its
                                          General Partner

                                          By:      ______________________
                                                   Name:  J. Rex Fuqua
                                                   Title: President

                             THE JENNIFER CALHOUN FUQUA TRUST


                             By:      ___________________________
                                      Name:  J. B. Fuqua
                                      Title: Trustee


                             THE LAUREN BROOKS FUQUA TRUST


                             By:      ___________________________
                                      Name:  J. B. Fuqua
                                      Title: Trustee


                             THE J. B. FUQUA FOUNDATION, INC.


                             By:      ___________________________
                                      Name:  J. B. Fuqua
                                      Title: Chairman, President

                                                                  SCHEDULE I



                     Target Shares Owned by the Stockholders




         Stockholder                                                   Number
         -----------                                                   ------

         J. B. Fuqua                                                   372,232

         J. Rex Fuqua                                                  310,142

         Fuqua Holdings - I, L.P.                                      366,000

         The Jennifer Calhoun Fuqua Trust                              160,843

         The Lauren Brooks Fuqua Trust                                 160,842

         The J. B. Fuqua Foundation, Inc.                               69,698

                                                                     SCHEDULE II



                    Company Shares Owned by the BIL Entities



                                  BIL Far East


         Class                                                         Number
         -----                                                         ------


Common Stock                                                           2,118,696

Series B Cumulative Convertible
         Preferred Stock                                                   3,527





                                 BIL Securities


Common Stock                                                           1,942,882

Series B Cumulative Convertible
         Preferred Stock                                                   2,573

Series C Cumulative Convertible
         Preferred Stock                                                   1,000

                                                                    SCHEDULE III



                      Company Shares Owned by Mr. Selinger




         Class                                                         Number

Common Stock(1)                                                       1,262,384















(1) Includes 332,271 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program and 5,500 shares owned by Mr. Selinger's wife as to which shares Mr. Selinger disclaims any beneficial interest.

                                    Exhibit 2
                                       of
                                  Exhibit 2(a)

                            Form of Voting Agreement
                         dated as of September __, 1997
                                 by and between
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                       and
                                 GENE J. MINOTTO

                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Voting Agreement to which it is attached but is inserted for convenience only.

                                                                                                        Page
                                                                                                         No.
                                                                                                         ---

                           ARTICLE I

                          DEFINITIONS

1.01  Definitions......................................................................................  1

                          ARTICLE II

                      TRANSFER OF SHARES

2.01  Restriction on Certain Transfers.................................................................  3

                          ARTICLE III

      COVENANTS OF THE STOCKHOLDER IN CONNECTION WITH THE MERGER

3.01  Ownership of Target Shares; Approval of Merger
              Agreement................................................................................  4
3.02  No Solicitation..................................................................................  4
3.03  Director Actions.................................................................................  5

                          ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

4.01  Authority........................................................................................  5
4.02  No Conflicts.....................................................................................  5
4.03  Governmental Approvals and Filings...............................................................  6

                           ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.01  Incorporation....................................................................................  6
5.02  Authority........................................................................................  6
5.03  No Conflicts.....................................................................................  7
5.04  Governmental Approvals and Filings...............................................................  7

                          ARTICLE VI

                      GENERAL PROVISIONS

6.01  Survival of Representations, Warranties,
              Covenants and Agreements.................................................................  7
6.02  Termination......................................................................................  8
6.03  Amendment and Waiver.............................................................................  8

                                                                                                        Page
                                                                                                         No.
                                                                                                         ---

6.04  Notices .........................................................................................  8
6.05  Entire Agreement.................................................................................  9
6.06  No Third Party Beneficiary.......................................................................  9
6.07  No Assignment; Binding Effect.................................................................... 10
6.08  Specific Performance; Legal Fees................................................................. 10
6.09  Headings......................................................................................... 10
6.10  Invalid Provisions............................................................................... 10
6.11  Governing Law.................................................................................... 10
6.12  Consent to Jurisdiction and Service of Process................................................... 10
6.13  Counterparts..................................................................................... 11


                                    SCHEDULE


Schedule I        Target Shares Owned by the Stockholder

                  This VOTING AGREEMENT dated as of September__, 1997 is made and entered into by and between Graham-Field Health Products, Inc., a Delaware corporation (the "Company"), and Gene J. Minotto (the "Stockholder").

                  WHEREAS, the Company, GFHP Acquisition Corp., a Delaware corporation wholly-owned by the Company ("Sub"), and Fuqua Enterprises, Inc., a Delaware corporation ("Target"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which provides for the merger of Sub with and into Target and for Target to become a wholly-owned subsidiary of the Company (the "Merger");

                  WHEREAS, at the Effective Time (as defined below) and in accordance with the terms of the Merger Agreement, each share of common stock, par value $2.50 per share, of Target (the "Target Common Stock") will be converted into shares of common stock, par value $.025 per share, of the Company (the "Company Common Stock"), all as more fully described in the Merger Agreement;

                  WHEREAS, the Stockholder owns the number of shares of Target Common Stock set forth opposite the Stockholder's name on Schedule I hereto; and

                  WHEREAS, as a condition to the Company's willingness to consummate the Merger and to the Stockholder's willingness to vote his shares of Target Common Stock in favor of the Merger, the Stockholder and the Company desire to establish in this Voting Agreement certain terms and conditions concerning the voting of the Stockholder's shares of Target Common Stock with respect to the Merger and the disposition of his shares of Company Common Stock received in the Merger;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Voting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.01 Definitions. (a) Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Voting Agreement:

                  "Affiliate" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act.

                  "beneficially owns" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

                  "Board of Directors" means the Board of Directors of the Company.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "Effective Time" means the time at which the Merger becomes effective under the DGCL.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Liens" means any lien, claim, mortgage, encumbrance, pledge, security interest, equity or charge of any kind.

                  "Person" means any individual, corporation, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

                  "Representatives" of the Stockholder means the Stockholder's legal, investment banking and financial advisors, accountants and any other agents and representatives.

                  "Rule 145" means Rule 145 as presently promulgated under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Subsidiary" means any Person in which the Company or Target, as the case may be, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interest in, or the Voting Power of, such Person.

                  (b) In addition, the following terms are defined in the Sections set forth below:


         "Alternative Proposal"                    --       Section 3.02
         "Company"                                 --       Preamble
         "Company Common Stock"                    --       Preamble

         "Dispose" or "Disposition"                    --       Section 2.01(a)
         "Merger"                                      --       Preamble
         "Merger Agreement"                            --       Preamble
         "Registration Rights Agreement"               --       Section 2.01(b)
         "Stockholder"                                 --       Preamble
         "Sub"                                         --       Preamble
         "Target"                                      --       Preamble
         "Target Common Stock"                         --       Preamble
         "Target Shares"                               --       Section 3.01(a)
         "Target Stockholders' Meeting"                --       Section 3.01(c)


         (c) Unless the context of this Voting Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Voting Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Voting Agreement. Whenever this Voting Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.


                                   ARTICLE II

                               TRANSFER OF SHARES


                  2.01 Restriction on Certain Transfers. (a) Following the Effective Time, the Stockholder will not assign, sell, pledge, hypothecate or otherwise transfer or dispose of ("Dispose" or a "Disposition") any shares of Company Common Stock received by him in the Merger except in compliance with federal and state securities laws, including without limitation, Rule 145. The certificates representing the shares of Company Common Stock to be received by the Stockholder in the Merger in exchange for the certificates representing his shares of Target Common Stock will not contain any legend, other than any legend required under Rule 145.

                  (b) Following the date hereof and prior to the Effective Time, the Company and the Stockholder will negotiate in good faith such amendments to the terms of the Registration Rights Agreement dated the 8th day of November, 1995 by and among Target and the Stockholder (the "Registration Rights Agreement") as may be necessary in order to make the Registration Rights Agreement applicable to the shares of Company Common Stock to be received by the Stockholder in the Merger on a basis consistent, and not in conflict, with registration rights agreements to which the Company is currently a party, while at the same time preserving, to the extent practicable, the Stockholder's rights under the Registration Rights Agreement. Nothing contained in the previous sentence shall require the Company to obtain any consent or waiver of any other party to any registration rights agreement to which the Company is currently a party.


                                   ARTICLE III

           COVENANTS OF THE STOCKHOLDER IN CONNECTION WITH THE MERGER

                  3.01 Ownership of Target Shares; Approval of Merger Agreement.
(a) The Stockholder represents and warrants to the Company that the Stockholder owns, beneficially and of record, as of the date hereof, the number of shares of Target Common Stock listed on Schedule I hereto (collectively, the "Target Shares"), subject to no rights of others and free and clear of all Liens. The Stockholder's right to vote or Dispose of the Target Shares is not subject to any voting trust, voting agreement, voting arrangement or proxy and the Stockholder has not entered into any contract, option or other arrangement or undertaking with respect thereto.

                  (b) Until the Effective Time, the Stockholder will not Dispose of any of the Target Shares or any interest therein, exercise any right of conversion with respect to the Target Shares, deposit any of the Target Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect thereto or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Disposition of any of the Target Shares.

                  (c) The Stockholder will, with respect to those Target Shares that the Stockholder either owns of record on the record date for voting at any annual or special meeting of Target stockholders to be held for the purpose of voting on the adoption of the Merger Agreement or for granting any written consent in connection with the solicitation of written consents in lieu of such a meeting (collectively, the "Target Stockholders' Meeting") or with respect to which the Stockholder otherwise controls the vote, vote or cause to be voted such shares (or execute written consents with respect to such shares) (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any Alternative Proposal (as defined in Section 3.02) and (iii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement, including without limitation at the Target Stockholders' Meeting.

                  3.02 No Solicitation. Prior to the Effective Time, and subject to Section 3.03, the Stockholder shall not, and the Stockholder shall use his best efforts to cause his Affiliates and Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the stockholders of Target) with respect to a merger, consolidation or other business combination including Target or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of all or any significant portion of the assets of Target and its Subsidiaries taken as a whole or any outstanding shares of the capital stock of Target or any Subsidiary of Target (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions or enter into any agreements, arrangements or understandings, whether written or oral, with, any Person relating to an Alternative Proposal (excluding the transactions contemplated by the Merger Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. The Stockholder will promptly notify the Company if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, him or any of such Persons.

                  3.03 Director Actions. Notwithstanding any other provision of this Voting Agreement to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in his capacity as a director of Target in accordance with his fiduciary duties.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

                  The Stockholder hereby represents and warrants to the Company as follows:

                  4.01 Authority. This Voting Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.02 No Conflicts. The execution and delivery by the Stockholder of this Voting Agreement do not, and the performance by the Stockholder of his obligations under this Voting Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Stockholder or any of his properties or assets; or

                  (b) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon any of the Stockholder's properties or assets under, any contract, agreement, plan, permit or license to which the Stockholder is a party.

                  4.03 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Stockholder is required in connection with the execution, delivery and performance of this Voting Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with the Stockholder's acquisition of Company Common Stock and the other transactions contemplated hereby and by the Merger Agreement.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Stockholder as follows:

                  5.01 Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute and deliver this Voting Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  5.02 Authority. The execution and delivery by the Company of this Voting Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors of the Company, no other corporate action on the part of the Company or its stockholders being necessary. This Voting Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5.03 No Conflicts. The execution and delivery by the Company of this Voting Agreement do not, and the performance by the Company of its obligations under this Voting Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Company;

                  (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Company or any of its properties or asset; or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon the Company or any of its properties or assets under, any contract, agreement, plan, permit or license to which the Company is a party.

                  5.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Stockholders Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with the Stockholder's voting agreement contained in this Voting Agreement and the other transactions contemplated hereby and by the Merger Agreement.


                                   ARTICLE VI

                               GENERAL PROVISIONS

                  6.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Voting Agreement, each party hereto has the right to rely fully upon the representations and warranties of the other contained in this Voting Agreement. Except as provided in Section 6.02, the representations, warranties, covenants and agreements of each party hereto contained in this Voting Agreement will survive until the termination of this Voting Agreement.

                  6.02 Termination. This Voting Agreement and all rights and obligations of the parties hereunder, including, without limitation, the provisions of Section 3.01 and Section 3.02, shall automatically terminate, and shall cease to be of any further force and effect, upon the earlier to occur of
(i) the termination of the Merger Agreement in accordance with its terms, and
(ii) the mutual written agreement of the Stockholder and the Company. Notwithstanding the termination of this Voting Agreement, nothing contained herein shall relieve any party hereto from liability for breach of any of his or its representations, warranties, covenants or agreements contained in this Voting Agreement.

                  6.03 Amendment and Waiver. (a) This Voting Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  (b) Any term or condition of this Voting Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Voting Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Voting Agreement on any future occasion. All remedies, either under this Voting Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                  6.04 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to the Stockholder, to:

                  Mr. Gene J. Minotto
                  115 Wilderbluff Court
                  Atlanta, Georgia  30328
                  Facsimile No.:  (770) 368-4701
                  with a copy to:

                  Dow, Lohnes & Albertson
                  1200 New Hampshire Avenue, N.W.
                  Suite 800
                  Washington, D.C.  20036-6802
                  Facsimile No.:  (202) 776-2222
                  Attn:  Edward J. O'Connell, Esq.


                  If to the Company, to:

                  Graham-Field Health Products, Inc.
                  400 Rabro Drive East
                  Hauppauge, New York  11788
                  Facsimile No.:    (516) 582-5608
                  Attn: Richard S. Kolodny, Esq.


                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, NY  10005
                  Facsimile No.:    (212) 530-5219
                  Attn:  Robert S. Reder, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  6.05 Entire Agreement. This Voting Agreement supersedes all prior discussions and agreements between the parties hereto with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                  6.06 No Third Party Beneficiary. The terms and provisions of this Voting Agreement are intended solely for the benefit of each party hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

                  6.07 No Assignment; Binding Effect. Neither this Voting Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Voting Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and legal representatives.

                  6.08 Specific Performance; Legal Fees. The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Voting Agreement and that any party may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. The parties hereto agree that, in the event that any party to this Voting Agreement shall bring any legal action or proceeding to enforce or to seek damages or other relief arising from an alleged breach of any term or provision of this Voting Agreement by the other party, the prevailing party in any such action or proceeding shall be entitled to an award of, and the other party to such action or proceeding shall pay, the reasonable fees and expenses of legal counsel to the prevailing party.

                  6.09 Headings. The headings used in this Voting Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  6.10 Invalid Provisions. If any provision of this Voting Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Voting Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Voting Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Voting Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  6.11 Governing Law. Except to the extent that the DGCL is mandatorily applicable to the rights and obligations of the parties, this Voting Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  6.12 Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York in any action, suit or proceeding arising in connection with this Voting Agreement, agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein to the extent permitted by law), and agrees to delivery of service of process by any of the methods by which notices may be given pursuant to Section 6.04, with such service being deemed given as provided in such Section; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 6.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

                  6.13 Counterparts. This Voting Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has signed this Voting Agreement, or caused this Voting Agreement to be signed by its officer thereunto duly authorized, as of the date first above written.


                                 GRAHAM-FIELD HEALTH PRODUCTS, INC.



                                 By:
                                    ------------------------------
                                     Name:
                                     Title:


                                 ---------------------------------
                                 GENE J. MINOTTO

                                                                     SCHEDULE I



                       Target Shares Owned by Stockholder


         Stockholder                                 Number
         -----------                                 ------


         Gene J. Minotto(1)                          700,000
















(1) Includes 100,000 shares issuable upon the exercise of outstanding stock options.

                                   Exhibit 3
                                       of
                                  Exhibit 2(a)

                          Form of Affiliate Agreement

                                                       EXHIBIT 3 OF EXHIBIT 2(a)


                          FORM OF AFFILIATE AGREEMENT

Gentlemen:

     The undersigned is a holder of shares of Common Stock, par value $2.50 per share ("Fuqua Common Stock"), of Fuqua Enterprises, Inc., a Delaware corporation ("Fuqua"), or may become a holder of shares of Fuqua Common Stock prior to the effective time of the Merger (as hereinafter defined) upon exercise of certain options held by the undersigned to purchase shares of Fuqua Common Stock. As such, the undersigned will be entitled to receive in connection with the merger (the "Merger") of GFHP Acquisition Corp., a Delaware corporation and a subsidiary of Graham-Field Health Products, Inc., a Delaware corporation ("GFI"), with and into Fuqua, shares of Common Stock, par value $.025 per share, of GFI (the "Securities") in exchange for any such shares of Fuqua Common Stock held by the undersigned prior to the effective time of the Merger.

     The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Fuqua within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act") of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

     If in fact the undersigned were an affiliate of Fuqua under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of Fuqua Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including instructions with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

     The undersigned hereby represents to and covenants to GFI that the undersigned will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of Fuqua Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a transaction in conformity with the volume and other limitations of Rule 145 or Rule 144 under the Act ("Rule 144"), to the extent applicable, or any other applicable rules promulgated by the Commission or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Fuqua, or as described in a "no-action" or interpretive letter from the Staff of the Commission, is not required to be registered under the Act.

     In the event of a sale of Securities pursuant to Rule 145, or, if applicable, Rule 144, the undersigned will supply GFI with evidence of compliance with such Rule, in the form of customary seller's or broker's Rule 145 or, if applicable, Rule 144, representation letters or as GFI may otherwise reasonably request. The undersigned understands that GFI may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

     The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to GFI to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder or (ii) in the event of a sale of the Securities which has been registered under the Act.

     The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities. Nothing contained herein shall be deemed to limit any registration rights granted to the undersigned pursuant to any agreement between the undersigned and Fuqua or GFI, as the case may be.

                                               Very truly yours,

                                               -------------------------------

Dated:                      , 1997
       ---------------------

     As an inducement to the above individual to deliver this letter, GFI agrees that for so long and to the extent necessary to permit such individual to sell the Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, GFI shall use all reasonable efforts to file, on a timely basis, all reports and data required to be filed by it with the Commission pursuant to
Section 13 of the Securities and Exchange Act of 1934.

                                            Very truly yours,

                                            GRAHAM-FIELD HEALTH PRODUCTS, INC.

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:









                                     - 2 -